Exhibit 7.15

Recipient’s Name:

Copy Number:

Delivery Date:

PRIVATE PLACEMENT MEMORANDUM

relating to

Essence Growth Company Fund SP

a segregated portfolio of

Essence International Advanced Products and Solutions SPC

an exempted company incorporated with limited liability and registered as a segregated portfolio company under the laws of the Cayman Islands with registration number 312645

High Power Asset Management Inc.

Investment Manager

Essence Asset Management (Hong Kong) Limited 安信資產管理(香港)有限公司

Investment Advisor

September 2019

THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO SUBSCRIBE FOR PARTICIPATING SHARES IN THE COMPANY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE. AN INVESTMENT IN THE PORTFOLIO IS SPECULATIVE AND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM. THIS MEMORANDUM SHALL NOT BE REDISTRIBUTED, REPRODUCED, DISPLAYED TO THE PUBLIC, OR USED OR CIRCULATED, IN WHOLE OR IN PART, FOR SUCH PURPOSE.

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IMPORTANT NOTICES TO POTENTIAL INVESTORS

Essence International Advanced Products and Solutions SPC (the Company) is an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law. This Memorandum relates to the offering of the Participating Shares attributable to Essence Growth Company Fund SP (the Portfolio), a segregated portfolio of the Company. An investment in the Portfolio is only suitable for private investors and any invitation to subscribe for Participating Shares may be made on a private basis only.

Responsibility statement

The Directors, whose names appear in the Directory, accept responsibility for the information contained in this Memorandum. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Memorandum is in accordance with the facts and, in the reasonable opinion of the Directors, contains such information as is necessary to enable a prospective investor to make an informed decision as to whether or not to subscribe for the Participating Shares.

Reliance on this Memorandum

Participating Shares are being offered only on the basis of the information contained in this Memorandum. Any further information or representations given or made by any dealer, broker or other person should be disregarded and accordingly, should not be relied upon. No person has been authorised to give any information or to make any representations in connection with the offering of Participating Shares other than those contained in this Memorandum. Information given or representations made which are not contained in this Memorandum must not be relied on as having been authorised by the Directors.

Certain information contained in this Memorandum constitutes “forward-looking statements”, which can be identified by the use of forward-looking terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “project”, “estimate”, “intend”, “believe”, the negatives of such words, other variations of such words or comparable terminology. Due to various risks and uncertainties, including those described in the section 11 “Risk Factors” and section 12 “Conflicts of Interest”, actual events or results or the actual performance of the Portfolio may differ materially from that anticipated in such forward-looking statements.

Statements in this Memorandum are based on the law and practice in force in the Cayman Islands at the date of this Memorandum and are therefore subject to change should that law or practice changes. Neither the delivery of this Memorandum nor the issue of Participating Shares shall under any circumstances create any implication or constitute any representation that the affairs of the Company have not changed since the date of this Memorandum.

Regulation

The Participating Shares in the Company offered pursuant to this Memorandum have not been registered with or approved by any regulatory authority of any country or jurisdiction (including the United States Securities and Exchange Commission or any State securities commission), nor has any such authority passed upon the accuracy or adequacy of this Memorandum.

As of the date of this Memorandum, the Company is not a regulated mutual fund for the purposes of the Mutual Funds Law as none of the Participating Shares are redeemable at the option of the investor. The Company accordingly has not, and does not intend to, register as a regulated mutual fund under the Mutual Funds Law. Consequently, investors will not be entitled to certain protections afforded by that law.

Distribution and selling restrictions

Neither this Memorandum nor the Participating Shares described in it have been qualified for offer, sale or distribution under the laws of any jurisdiction governing the offer or sale of mutual fund equity interests or other securities. The distribution of this Memorandum and the offering or purchase of Participating Shares may be restricted in certain jurisdictions. Prospective investors should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the acquisition, holding or disposal of Participating Shares, and any foreign exchange restrictions that may be relevant thereto.

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This Memorandum does not constitute an offer, solicitation or invitation to subscribe for Participating Shares in any jurisdiction in which such offer, solicitation or invitation is not authorised, or to any person to whom it would be unlawful to make such an offer, solicitation or invitation. It is the responsibility of any person in possession of this Memorandum, and any person wishing to apply for Participating Shares pursuant to this Memorandum, to inform themselves of and to observe all applicable laws and regulations of any jurisdiction relevant to them. The Participating Shares are not registered for sale, and there will be no public offering of the Participating Shares.

Cayman Islands: This Memorandum does not constitute an offering of Participating Shares to the public in the Cayman Islands and no invitation may be made to the public in the Cayman Islands to subscribe for the Participating Shares.

Hong Kong: WARNING: The contents of this Memorandum have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This Memorandum has not been registered by the Registrar of Companies in Hong Kong. The Company is a collective investment scheme as defined in the Securities and Futures Ordinance of Hong Kong (the SFO) but has not been authorised by the Securities and Futures Commission of Hong Kong pursuant to the SFO. Accordingly, the Participating Shares may only be offered or sold in Hong Kong to persons who are “professional investors” within the meaning of the SFO or in circumstances which are permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong and the SFO. In addition, this Memorandum may not be issued or possessed for the purposes of issue, whether in Hong Kong or elsewhere, and the Participating Shares may not be disposed of to any person unless such person is outside Hong Kong or such person is a “professional investor” within the meaning of the SFO or as otherwise may be permitted by the SFO.

If the Company solicits the sale of or recommend the Portfolio to any investor, such investor must be suitable for the Portfolio having regard to his financial situation, investment experience and investment objectives of the Portfolio. There is no other provision of this Memorandum or any other document that the Company may ask any investor to sign and there is no statement that the Company may ask any investor to make derogates from this paragraph. (This paragraph is applicable only to investors who are either (i) individuals or (ii) Corporate Professional Investors (as defined in the Code of Conduct for Persons Licensed By or Registered With the Securities and Futures Commission (the Code of Conduct)) who are not exempt from chapter 15.4 of the Code of Conduct.)

People’s Republic of China: No invitation to offer, or offer for, or sale of, the Participating Shares will be made to the public in the People’s Republic of China (which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or by any means that would be deemed public under the laws of the People’s Republic of China. The information relating to the Participating Shares contained in this Memorandum has not been submitted to or approved by the China Securities Regulatory Commission or other relevant governmental authorities in the People’s Republic of China. The private investment may only be offered or sold to qualified investors pursuant to the regulations, rules and policies as stipulated by the relevant Chinese regulators, including China Securities Regulatory Commission and Asset Management Association of China. Prospective investors resident in China should have the knowledge, expertise and experience in financial matters, and be aware of the risks inherent in investing in the Company, have the capability to bear the risk of loss of its entire investment and consult their advisers and take all relevant factors into account before making an investment in the Company. The private investment may only be offered or sold to Chinese investors who are authorized to buy and sell securities and make private investments denominated in foreign currencies. Potential investors resident in the People’s Republic of China are responsible for obtaining all relevant approvals from the Chinese government authorities, including but not limited to the State Administration of Foreign Exchange, before purchasing the Participating Shares.

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US: There will be no offering of the Participating Shares in the United States. The Participating Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the Securities Act), or any state or other securities laws, and may not be offered or sold in the United States of America or to US Persons other than distributors, unless the Participating Shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The Company will not be registered under the United States Investment Company Act of 1940, as amended (the Investment Company Act) in reliance on exemptions thereunder. Accordingly, the Participating Shares are subject to further restrictions on transferability and resale and may not be transferred or resold to US Persons except as permitted under the Securities Act, the Investment Company Act and any other applicable federal, state or other securities laws, pursuant to registration or an exemption from them. There will be no public market for the Participating Shares, and there is no obligation on the part of any person to register the Participating Shares under the Securities Act or any state securities laws. The Company or a segregated portfolio may be required to disclose information obtained by the Company or a segregated portfolio as part of its anti-money laundering procedures (including records of the Company) to the United States Financial Crimes Enforcement Network of the United States Treasury in accordance with the USA Patriot Act if any U.S. Person is permitted to invest in the Company or a segregated portfolio. These securities are suitable for sophisticated investors, who do not require immediate liquidity for their investments, for whom an investment in the Company does not constitute a complete investment programme, and who fully understand and are willing to assume the risks involved in the Company’s investment objective. Subscribers for the Participating Shares must represent that they are acquiring the Participating Shares for investment. No offer to sell or solicitation of an offer to buy is being made in any jurisdiction in which such offer or solicitation would be unlawful.

AIFMD: Neither the Company nor the Investment Manager has complied with, or currently intends to comply with, the requirements of the Alternative Investment Fund Managers Directive (the AIFMD) of the European Union. Accordingly, (i) no direct or indirect offering or placement by or on behalf of the Company or the Investment Manager (including by any investment adviser, intermediary, distribution agent, placement agent or other person) of Participating Shares may be made to or with investors domiciled or with a registered office in member states of the European Union in breach of either the applicable requirements under the AIFMD or the applicable requirements under the private placement regime in each relevant member state and (ii) the Company and the Investment Manager will only accept subscriptions for Participating Shares from investors domiciled or with a registered office in a member state of the European Union in accordance with the applicable laws and regulations of the European Union and the relevant member state. Notwithstanding the foregoing, the Company and the Investment Manager reserve the right to take such steps, including to make such amendments to this Memorandum, as they reasonably deem to be appropriate, in order to comply with any applicable requirements under the AIFMD or under the private placement regime in any relevant member state.

Generally: The above information is for general guidance only and the absence of a discussion in this Memorandum regarding restrictions on the sale of Participating Shares in any particular jurisdiction does not imply that the Participating Shares may or may not be purchased in such jurisdiction by prospective investors. Jurisdictions not addressed herein may or may not permit the purchase of the Participating Shares by prospective investors who are subject to the laws and regulations of such jurisdictions. Prospective investors should consult their own professional advisers with respect to the purchase of the Participating Shares.

Confidentiality

This Memorandum is strictly confidential and is to be read only by the person to whom it has been delivered to enable that person to evaluate an investment in the Portfolio. It is not to be reproduced or distributed to any other persons except that a potential investor may provide a copy to its professional advisers. For more attentions please refer to section 16 “Confidential Obligation” under this Memorandum.

Electronic Communication

On behalf of the Company and pursuant to authorization of the Company, the Investment Manager offers authorised persons, including relevant service providers and investors the opportunity to review certain fund information, including but not limited to investor and investment information, via electronic delivery. Although this may be of benefit, it is important to note that:

(a)	electronic communications may not be secure, may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient; and

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(b)	the information may be located outside of the Cayman Islands and may need to be disclosed to third parties; e.g. those involved with the maintenance of the information, and could be accessed by unauthorised persons.

As such, the person to whom the information belongs, by investing in the Company, agrees that the Investment Manager or other authorized person, on behalf of the Company, may employ the applicable method of communication. The person will also be required to release the Company, the Investment Manager or other authorized person from any form of liability or loss associated with the communication or publication of fund information, including but not limited to investor and investment information. The Company, Investment Manager or other authorized person makes no warranties in relation to these matters and the use of the alternative methods of communication will be at the sole risk of the person to whom the information belongs. The Company, Investment Manager or other authorized person also reserves the right to intercept, monitor and retain communications to and from its systems as permitted by applicable law.

Investor responsibility

No representations or warranties of any kind are intended or should be inferred with respect to the economic return from, or the tax consequences of, an investment in the Portfolio. No assurance can be given that existing laws will not be changed or interpreted adversely. Potential investors should not construe this Memorandum as legal, tax or financial advice.

The above information is for general guidance only. Before making an investment in the Portfolio prospective investors should review this Memorandum carefully and in its entirety. Prospective investors should consult with their legal, tax and financial advisers as to any legal, tax, financial or other consequences of subscribing for, purchasing, holding, redeeming or disposing of Participating Shares in their country of citizenship, residence and/or domicile.

Risks

An investment in the Portfolio carries substantial risk. There can be no assurance that the investment objective of the Portfolio will be achieved and investment results may vary substantially over time. An investment in the Portfolio is only suitable for sophisticated investors who are able to bear the loss of a substantial portion or even all of their investment in the Portfolio. An investment in the Portfolio is not intended to be a complete investment programme for any investor.

There is no public market for Participating Shares, nor is a public market expected to develop in the future.

Potential investors should carefully consider the risk factors set out in section 11 “Risk Factors” when considering whether an investment in the Portfolio is suitable for them in light of their circumstances and financial resources. Investors are advised to seek independent professional advice on the implications of investing in the Portfolio.

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Directory

Essence International Advanced Products and Solutions SPC

Directors	YANG Haoyi HAN Hui ZHU Jiang
Registered Office	Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman, KY1-1002 Cayman Islands
Investment Manager

High Power Asset Management Inc.

Office of Sertus Incorporations (Cayman) Limited,

Sertus Chambers, Governors Square,

Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547,

Grand Cayman, KY1-1104,

Cayman Islands

Investment Advisor	Essence Asset Management (Hong Kong) Limited 安信資產管理(香港)有限公司 39/F, One Exchange Square, Central, Hong Kong
Administrator	NuBright Fund Services Limited 19F Chinachem Tower, 34-37 Connaught Road Central, Hong Kong

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Content

1.	Definitions	7
2.	The Company and the Portfolio	15
3.	Investment Objective, Strategies and Restrictions	17
4.	Management and Administration	19
5.	Term and termination	24
6.	Non-completion of the privatization	25
7.	Dividends and Distribution	26
8.	Fees and Expenses	29
9.	Subscriptions	31
10.	Redemption and Transfer	35
11.	Risk Factors	40
12.	Conflicts of Interest	48
13.	Taxation	51
14.	Additional Information	55
15.	Financial Information and Notices	60
16.	Confidential Obligation	61
17.	Amendment to this Memorandum	62
18.	SIDE LETTERS	63
19.	General	64

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1. Definitions

1.1	In this Memorandum unless otherwise stated, the following capitalised terms shall have the meanings as set out below:

Accounting Standard	International Financial Reporting Standards (IFRS), which include standards, amendments and interpretations promulgated by the International Accounting Standards Board and the International Accounting Standards and interpretation issued by the International Accounting Standards Committee; or such other accounting standard as may be adopted by the Directors from time to time.

Administrator	NuBright Fund Services Limited or such other entities as appointed as administrator, registrar and transfer agent of the Portfolio by the Directors from time to time, including (as the context may require) any other Affiliate of the Administrator to which it may delegate its duties and obligations.

Administration Agreement	the administration service agreement for the time being subsisting between the Portfolio and the Administrator, including any amendments and supplements thereto.

Advisory Fee	the advisory service fee payable by the Company, out of the assets of the Portfolio, to the Investment Advisor for its advisory services in respect of the Portfolio.

Affiliate

in respect of a person or entity (First Person):

(a)    an entity in which the First Person holds, directly or indirectly, 50% or more of the voting rights;

(b)    an entity or person which owns, directly or indirectly, 50% or more of the voting rights in the First Person;

(c)    an entity in which the First Person and an entity described in paragraph (b) above own, directly or indirectly, 50% or more of the voting rights;

(d)    an entity over which the First Person or its holding company exercises direct or indirect management control, even though it may own less than 50% of the voting rights in such entity; and

(e)    an entity or person which exercises direct or indirect management control over the First Person or its holding company, even though it may own less than 50% of the voting rights in the First Person or its holding company.

Aggregate Subscription Amount	the aggregate Subscription Amount of all the Participating Shares then in issue on the date of determination.

Articles	the memorandum and articles of association of the Company, as amended and restated from time to time.

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Buyer Group	the buyer group formed in accordance with section 3.2(a) for the purpose of participation in the Privatization of the Target Company.

Business Day	a day (other than a Saturday or Sunday) on which banks in Hong Kong are authorised to open for normal banking business and/or such other day or days as the Directors may determine, either generally or in any particular case, provided that where, as a result of a Number 8 Typhoon Signal, Black Rainstorm Warning or similar event, the period during which banks in Hong Kong are open on any day are reduced, such day shall not be a Business Day.

China or PRC	the People’s Republic of China not including, for the purposes of this Memorandum only, Hong Kong, Macau SAR, or Taiwan.

CIMA	the Cayman Islands Monetary Authority.

Class	any class of participating shares attributable to a segregated portfolio, as designated by the Directors pursuant to the Articles.

Class C1 Share	a Class C1 participating, non-redeemable, non-voting share of par value US$0.01 in the capital of the Company attributable to the Portfolio and being offered for subscription under the terms of this Memorandum having rights, privileges and restrictions as set out in this Memorandum and the Articles.

Class C1 Shareholder	any person registered as a holder of one or more Class C1 Share(s) in the register of members of the Company.

Class C2 Share	a Class C2 participating, non-redeemable, non-voting share of par value US$0.01 in the capital of the Company attributable to the Portfolio and being offered for subscription under the terms of this Memorandum having rights, privileges and restrictions as set out in this Memorandum and the Articles.

Class C2 Ordinary Consent	the written consent, approval or ratification by the Shareholders who hold, severally or jointly, more than 50% of the Class C2 Shares then in issue (exclusive).

Class C2 Shareholder	any person registered as a holder of one or more Class C2 Share(s) in the register of members of the Company.

Companies Law	the Companies Law (2018 Revision) of the Cayman Islands, as amended or re-enacted from time to time.

Company	Essence International Advanced Products and Solutions SPC, an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law with registration number 312645.

Controlling Person	Mr. Pan Dangyu潘党育, an individual resident in China, who is, to the best knowledge of Mr. Pan, the single largest shareholder of the Target Company as of the date of this Memorandum.

Dealing Currency	in respect of any Class, the currency determined by the Directors on the establishment of the Class as the currency in which the Subscription Price and Redemption Price of such Class will be calculated.

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Delaware	the state of Delaware of the United States.

Directors	the directors of the Company from time to time, including any duly constituted committee thereof.

Eligible Investor

a person:

(a)    who is able to acquire Participating Shares without violating applicable laws (including any qualified investor requirement applicable to such person);

(b)    who has the knowledge, expertise and experience in financial matters to evaluate the risks of investing in the Company;

(c)    who is a “professional investor” for the purpose of SFO if the Participating Shares are offered to such person within Hong Kong;

(d)    who meets such other minimum eligibility, qualifications or requirements on an investor investing in the Company as required by the laws or the regulations that are applicable to such person, if any;

(e)    who are aware of the risks associated with the trading activities to be undertaken by the Company and that there can be no assurance that the Company or the Participating Shares will be profitable or that the Company will be able to meet its investment objective;

(f)     who can bear the risk of loss of his entire investment in the Company;

(g)    who does not require immediate liquidity from their investments; and

(h)    who is not a Restricted Person.

Essence Capital	Essence International Capital Limited, a company incorporated in Hong Kong;

Guaranteed Obligations	the complete and timely performance of all indemnification and payment obligations of the Rollover Investors under the Interim Investors Agreement, among other things, the Rollover Investors agree to jointly and severally indemnify Essence Capital for any and all losses, damages, liabilities, claims, costs, expenses (including the fees, disbursements and other reasonable charges of counsel incurred thereby), penalties and interests resulting from or arising out of any breach by any Rollover Investor or his Affiliate under the Interim Investors Agreement or the Rollover Agreement;

Holding Vehicle	HPJ Parent Limited, a company with limited liability incorporated under the laws of the Cayman Islands established by the Buyer Group for the purpose of participation in the Privatization of the Target Company.

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Hong Kong	the Hong Kong Special Administrative Region of the People’s Republic of China.

In Specie Shares	the 2,822,814 Target Shares in issue of the Target Company directly held by the Controlling Person, representing approximately 18.13% of the total share capital of the Target Company.

Interim Investors Agreement	the interim investors agreement by and among Essence Capital, the Holding Vehicle, the Merger Subsidiary and the Rollover Investors dated as of 28 June 2019;

Investment Advisor	Essence Asset Management (Hong Kong) Limited 安信資產管理(香港)有限公司 or such other entities as appointed as investment advisor of the Portfolio by the Directors from time to time.

Investment Advisory Agreement	the investment advisory agreement for the time being subsisting among the Portfolio, the Investment Manager and the Investment Advisor, including any amendments and supplements thereto.

Investment Manager	High Power Asset Management Inc. or such other entity or entities as appointed as the investment manager for the Portfolio from time to time.

Investment Management Agreement	the investment management agreement for the time being subsisting between the Portfolio and the Investment Manager, including any amendments and supplements thereto, initially in the form attached here to as Exhibit A.

Management Share	a non-participating, non-redeemable, voting share of par value US$1.00 in the capital of the Company designated as a Management Share.

Memorandum	this private placement memorandum, as amended, restated or supplemented from time to time.

Merger Agreement	the agreement and plan of merger between the Holding Vehicle, the Target Company and the Merger Subsidiary (and other related parties, if any) relating to the Merger Transaction.

Merger Closing Date	the closing date on which the Merger Transaction is to be consummated in accordance with the Merger Agreement.

Merger Subsidiary	a company with limited liability incorporated under the laws of Delaware to be merged with and into the Target Company for the purpose of completion of the Privatization, which is a wholly owned subsidiary of the Holding Vehicle.

Merger Transaction	the transaction where the Merger Subsidiary will be merged with and in the Target Company on the Merger Closing Date for the purpose of the Privatization pursuant to the Merger Agreement.

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Mutual Funds Law	the Mutual Funds Law (2019 Revision) of the Cayman Islands, as amended or re-enacted from time to time.

NASDAQ	the National Association of Securities Dealers Automated Quotations.

Participating Share	the Class C1 Share and/ or the Class C2 Share, as the context may require.

Per Share Merger Consideration	in respect of each Target Share, the consideration paid to the holder of such Target Share in exchange for cancellation of such Target Share in accordance with the Merger Agreement, being US$4.80.

Portfolio	Essence Growth Company Fund SP, a segregated portfolio of the Company.

Portfolio Held Shares	the shares of the Holding Vehicle held by the Company on behalf of and for the account of the Portfolio.

Preferred Dividend	the dividend distributed to each Class C2 Share pursuant to section 7.1 of this Memorandum.

Preferred Dividend Period

each six (6) months period, in respect of which an instalment of the Preferred Dividend will be calculated and become payable in accordance with section 7.1, provided that:

(a)    the first Preferred Dividend Period will commence from the Merger Closing Date (exclusive) and end on the first Semi-annual Day (inclusive); and

(b)    the last Preferred Dividend Period will be payable upon expiry or termination of the term (including the extended term, if any) of the Portfolio.

Privatization	the transaction that the Target Company pursues its delisting from NASDAQ and the Target Shares cease to be publicly traded in NASDAQ by way of merger with the Merger Subsidiary in accordance with the Merger Agreement.

Redeemed Shares	the Class C2 Shares which have been redeemed or compulsorily redeemed pursuant to section 10.1(a) or 10.2.

Redemption Day	the date on which the redemption of Class C2 Shares is effected.

Redemption Notice	a request for the redemption of any Class C2 Share which shall be in such form as the Directors may determine from time to time.

Redemption Price	the price per share at which a Class C2 Share may be redeemed, calculated in the manner described in section 10.2(b).

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Restricted Person

means:

(a)     any person whose application for or holding of Participating Shares:

(i)     might breach any laws, regulations or requirements of governmental authority, in any applicable jurisdiction, in respect of which the Directors shall have the discretion to reasonably determine after consulting qualified legal advisor; or

(ii)    in circumstances (whether directly or indirectly affecting such Person and whether taken alone or in conjunction with any other Person, connected or not, or any other circumstances) which, in the opinion of the Directors, might result in the Company, the Investment Manager or the Shareholders of the Company incurring any liability to taxation or suffering any other pecuniary, regulatory, legal or administrative disadvantage which the Company might not otherwise have incurred or suffered; or

(b)    a US Person.

Rollover Investors	Mr. Dangyu Pan, Mr. Wenliang Li and Mr. Wenwei Ma;

Rollover Agreement	the Equity Contribution and Voting Agreement dated June 28, 2019, by and among the Holding Vehicle and the Rollover Investors.

segregated portfolio	any segregated portfolio of the Company established in accordance with the Articles, which shall be kept segregated and be comprised of one or more Classes of participating shares separate from any and all other segregated portfolios of the Company, to which assets and liabilities and income and expenditure attributable or allocated to each such segregated portfolio shall be applied or charged.

Semi-annual Day	the last day of each six (6) months period from the Merger Closing Date, if it is not a Business Day, the immediately following Business Day thereafter.

Shareholder	the person registered as a holder of one or more Class C1 Share(s) and/or Class C2 Shares in the register of members of the Company.

SIB Law	the Securities Investment Business Law of the Cayman Islands, as amended or re-enacted from time to time.

Subscription Agreement	an application to subscribe for Participating Shares to be signed by and between an investor and the Company on behalf of and for the account of the Portfolio, to set forth such investor’s proposed Subscription Amount, the Class of participating shares and his representations and warranties, rights and obligations, which shall be in such form as the Directors may determine from time to time.

Subscription Amount	means, in respect of a subscriber, such amount contributed by such subscriber to subscribe for the Participating Shares, as set out in the Subscription Agreement relating to such subscriber.

Subscription Price	US$1,000 per Participating Share or its equivalent amount in other currencies.

Target Company	Highpower International Inc. 豪鹏国际集团, a public company incorporated under the laws of Delaware whose common shares are listed on NASDAQ under the stock symbol “HPJ” as of the date of this Memorandum.

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Target Group	the Holding Vehicle and any Affiliates controlled by the Holding Vehicle and Shenzhen Highpower Technology Company Limited, directly or indirectly from time to time, including without limitation, the Target Company, Hong Kong Highpower Technology Company Limited, Shenzhen Highpower Technology Company Limited, Icon Energy System Company Limited, Huizhou Highpower Technology Company Limited, Ganzhou Highpower Technology Company Limited and Springpower Technology (Shenzhen) Company Limited.

Target Share	each of the issued and outstanding common shares of the Target Company from time to time.

United States or US	the United States of America, its territories and possessions including the States and the District of Columbia.

US Person	a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United States or any person falling within the definition of the term “United States Person” under Regulation S promulgated under the United States Securities Act of 1933, as amended.

USD, US Dollar, or US$	the lawful currency of the United States.

1.2	In this Memorandum unless otherwise stated:

(a)	references to the Portfolio taking an action, such as entering into an agreement or making a payment, should be read as the Company (or the service provider to whom such responsibility has been delegated) taking such action on behalf of and for account of the Portfolio;

(b)	words and expressions used in this Memorandum but not defined have the same meanings as in the Articles;

(c)	unless otherwise stated, references to time are to time in Hong Kong;

(d)	a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day, unless otherwise expressly provided;

(e)	"in writing" and "written" includes printing, type, telex, facsimile, electronic mail, photography and all other modes of representing or reproducing words in permanent visible form;

(f)	words importing the singular include the plural and vice versa, and words importing one gender include both genders and the neuter and vice versa;

(g)	references to “month”, “quarter” or “year/annum” are calendar month, quarter or year, and a month will be 30 calendar days, a quarter will be 3 months, and a year will be 365 calendar days, unless otherwise expressly provided;

(h)	references to a person includes an individual, body corporate, partnership, any other unincorporated body or association of persons, and any government or government agency;

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(i)	references to legislation or legislative provisions include any amendment, consolidation, extension or re-enactment from time to time, and any orders, regulations, instruments or other subordinate legislation made under that legislation or legislative provision;

(j)	in calculations of share numbers, references to "fully diluted basis" mean that the calculation is to be made assuming that all outstanding preferred shares, options, warrants and other securities of the relevant company (if applicable) convertible into or exercisable or exchangeable for ordinary shares of such company (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged;

(k)	references to “as converted basis” mean that the calculation is to be made assuming the conversion of all outstanding preferred shares into ordinary shares, but otherwise on a non-diluted basis; and

(l)	any share calculation that makes reference to a specific date shall be appropriately adjusted to take into account any share split, share consolidation or similar event after such date.

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2. The Company and the Portfolio

2.1	Structure

(a)	The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company in the Cayman Islands under the Companies Law. The Company was incorporated on 20 June 2016.

(b)	As a segregated portfolio company, the Company is permitted to create one or more segregated portfolios in order to segregate the assets and liabilities of the Company held in respect of one segregated portfolio from the assets and liabilities of the Company held in respect of any other segregated portfolio and/or the general assets and liabilities of the Company. Under Cayman Islands law, the assets of one segregated portfolio will not be available to meet the liabilities of another segregated portfolio. Notwithstanding the segregation of assets and liabilities between segregated portfolios, the Company is a single legal entity and no segregated portfolio constitutes a legal entity separate from the Company itself.

(c)	This Memorandum relates only to the Portfolio, a segregated portfolio of the Company. The Directors may at any time create additional segregated portfolios without notice to, or the consent of, the Shareholders. Each segregated portfolio may have, and is expected to have, different investment strategies from those of other segregated portfolios of the Company. The Company may issue participating shares of one or more Classes in respect of a single segregated portfolio.

2.2	Participating Shares

(a)	The Directors have initially created and designated Class C1 Shares and Class C2 Shares in respect of the Portfolio, which are being offered under the terms of this Memorandum. At any time and from time to time the Directors may create and designate additional Classes of participating shares in respect of the Portfolio without notice to, or the consent of, the Shareholders, so long as such creation and issue of additional Classes of participating shares will not prejudice to the rights and interests to which the Shareholders of the Participating Shares may entitle individually or as a whole, otherwise the Directors shall seek consent from the Shareholders holding two-thirds of the Participating Shares of the Class affected by such issue of additional Classes of participating shares. The Directors may differentiate between Classes on various bases, including as to the Dealing Currency, the fees payable, the level of information provided and redemption rights.

(b)	Participating Shares do not carry voting rights except in relation to a modification of the rights attaching to a Class. The Management Shares, which are the voting shares in the Company, are held by Essence International Financial Holdings (Hong Kong) Limited安信國際金融控股(香港)有限公司 as of the date of this Memorandum.

2.3	Dealing currency

(a)	The base currency of the Portfolio is the US Dollar and the financial statements of the Portfolio will be presented in the US Dollar.

(b)	The Directors may designate a Dealing Currency for any Class and in the absence of any such designation, the Dealing Currency of such Class will be the US Dollar. Subscriptions for, and redemptions of, Participating Shares of a Class will be processed in the relevant Dealing Currency of such Class.

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2.4	Additional information

(a)	This Memorandum does not purport to be and should not be construed as a complete description of the Articles, the Subscription Agreement or the contracts entered into by or in respect of the Company for and on behalf of the Portfolio. Before investing in the Portfolio each potential investor should examine this Memorandum, the Subscription Agreement and the Articles and satisfy itself that an investment in the Portfolio is appropriate. In the event that there is any conflict between this Memorandum and the Articles, the Articles shall prevail.

(b)	Additionally, and prior to a potential investor purchasing any Participating Shares, the Company will make available to the potential investor the opportunity to ask questions of and receive written answers from representatives of the Company concerning the terms and conditions of an investment in the Portfolio.

(c)	An investment in the Portfolio may be considered speculative. It is not intended as a complete investment programme. It is designed only for experienced and sophisticated investors who are able to bear the risk that all or a substantial part of their investment in the Portfolio may be lost.

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3. Investment Objective, Strategies and Restrictions

3.1	Investment objective

(a)	The investment objective of the Portfolio is to achieve capital appreciation by participating in the Privatization of the Target Company as a major participant of the Buyer Group.

(b)	The Target Company mainly engages in business of manufacturing, marketing and sales of Nickel Metal Hydride batteries for both consumer and industrial applications and Lithium-ion and Lithium polymer rechargeable batteries for higher-tech, high-performance applications, design and production of advanced battery packs and systems.

(c)	The Target Company’s shares are now listed in and available for public trading on NASDAQ as of the date of this Memorandum. The Target Company will delist from NASDAQ after completion of its Privatization.

(d)	There can be no assurance that the Company will achieve its objectives for the Portfolio or avoid substantial losses. Subscribers are urged to consult with their professional advisors in connection with any investments in the Participating Shares. There can be no assurance that investments made by the Portfolio will be profitable, and if it is not, it cannot serve as an effective means of diversifying an overall portfolio.

3.2	Investment strategy

(a)	The Portfolio will, with several existing shareholders in the Target Company and other institutional investors, participate in the Privatization of the Target Company by way of merger. The Merger Subsidiary will merge with and in the Target Company which will be the surviving company after the Merger Transaction pursuant to the Merger Agreement.

(b)	Most of the cash assets of the Portfolio will be used to fund the Merger Transaction and the related transaction costs and expenses (including professional fees), the rest of which will be used to pay or reserve for payment of the Portfolio’s ongoing operational fees and expenses (including the Advisory Fee payable to the Investment Advisor and the legal fees). For the cash management purpose, the Investment Manager may cause the assets of the Portfolio to invest in the low-risk fixed income products issued by Essence Asset Management (Hong Kong) Limited or its Affiliates.

(c)	Immediately after the completion of the Privatization, the Investment Manager anticipates that the Portfolio will hold approximately 78% of total common shares of the Holding Vehicle then in issue, and the Holding Vehicle will hold 100% of the common shares of the Target Company.

(d)	The Investment Manager will procure the board of directors and managers of the Holding Vehicle to continuously consider and valuate the business and operation of the Target Group and may make new proposals and plans to optimize its business and operation after the Privatization, which may include reorganization, recapitalization, disposal or acquisition of major assets, pursuing re-listing on other internationally recognized stock exchanges, spin-off and listing on other internationally recognized stock exchanges, or making other unconventional transactions.

(e)	The Investment Manager expects that the investment into the Merger Transaction will bring good investment returns to the Portfolio and the Shareholders. However, neither the Portfolio nor the Investment Manager can assure that any positive return will be achieved.

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3.3	Investment restrictions

(a)	The Portfolio shall make investments in accordance with this section 3. Any investment decisions contrary to or beyond this section 3 shall not be made without the prior written consent of all the Shareholders.

(b)	Unless approved by Class C2 Ordinary Consent, the Investment Manager shall not sell, realize or otherwise dispose of, directly or indirectly, the number of Target Shares exceeding three percent (3%) of the total Target Shares in issue.

3.4	Leverage

Unless otherwise approved by Class C2 Ordinary Consent, the Investment Manager shall not cause the Portfolio to:

(a)	borrow money from or engage any borrowing facility as an obligor with any third-party; or

(b)	use the assets of the Portfolio to provide security, pledge, mortgage, guarantee, lien, charge or other encumbrances in respect of the borrowings of the Portfolio.

3.5	Guarantee

(a)	Essence Capital has executed a limited guarantee in favour of the Target Company with respect to certain obligations of the Holding Vehicle under the Merger Agreement, including, among the others, the payment of certain break-up fee in the event of failure to complete the Privatization, provided that the maximum aggregate liability of Essence Capital under such guarantee will not exceed US$5,000,000.

(b)	The Portfolio has agreed to unconditionally and irrevocably guarantee to Essence Capital the complete and timely performance of each and every Guaranteed Obligation. Without limiting the foregoing, the Portfolio hereby covenants and agrees that, if the Rollover Investors shall fail to pay or perform in full when due any Guaranteed Obligations, the Portfolio shall promptly pay or perform the same in full.

(c)	The Company and the Investment Manager shall cause the Portfolio to pay and perform such Guaranteed Obligations falling due in full.

3.6	Changes to investment strategies and restrictions

The investment objective, investment strategies and investment restrictions summarised above represent the current intentions of the Investment Manager on which the Shareholders’ investment in the Portfolio is relied. Thus, the investment objective, investment strategies and investment restrictions summarised above shall not be amended, changed or varied without the prior written consent of all of the Shareholders.

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4. Management and Administration

4.1	Board of Directors

(a)	The Directors are responsible for the overall management and control of the Company in accordance with the Articles. However, in respect of the Portfolio, the Directors have delegated the day-to-day operation of the Company as applicable to certain service providers, including without limitation, the investment management of the Portfolio to the Investment Manager on the terms of the Investment Management Agreement. In performing their duties, the Directors are entitled to rely upon, and generally rely upon the work performed by and information received from such service providers.

(b)	The Directors will meet periodically to review the operations and investment performance of the Portfolio. Save for these periodic reviews, the Directors will not have any responsibility for reviewing or approving any trade, investment, borrowing or other action of the Investment Manager or any delegate of the Investment Manager.

(c)	The current Directors are:

(i)	YANG Haoyi

Mr. Yang is currently the director and Deputy Chief Executive Officer of Essence International Financial Holdings Limited (Essence International). With more than 10 years of experience in the financial industry, he possesses a strong mix of financing and M&A expertise. Prior to joining Essence International, he was a deputy general manager in Essence Capital Co., Limited, the private equity arm of Essence Securities Co., Ltd. (Essence Securities). He was previously a manager in the M&A service line at Deloitte. Mr. Yang was also head of trust business of Jin Gang Trust & Investment Co., Limited and deputy general manager of investment banking department of Soochow Securities Co., Ltd. He began his career as an analyst in the project finance department at Societe Generale in Canada. Mr. Yang holds a master’s degree in Accountancy from University of Illinois (Urbana-Champaign) and an MBA in Banking and Finance from Dowling College, the United States.

(ii)	HAN Hui

Mr. Han is currently a director and the Deputy Chief Executive Officer of Essence International. He holds a master’s degree from New York Institute of Technology and has been in the financial industry since 1992. He has worked for several securities companies including Shenyin & Wanguo Securities in Shanghai and China Science and Technology Securities in Nanchang. He has extensive experience in sales of securities in both the PRC and Hong Kong. Mr. Han has been with Essence Securities since 2006.

(iii)	ZHU Jiang

Mr. Zhu is the director of Strategy Product Division of Essence International. He holds a master’s degree in Law from Shanghai University of Finance and Economics. Prior to joining Essence International in 2012, he was the senior manager of International Business Department of China Merchants Securities. With more than 10 years of experience in the financial industry, he has extensive working knowledge and strong administration capability across sales and research.

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For the purposes of this Memorandum, the address of all the Directors is the registered office of the Company.

(d)	Retirement of Directors

The Articles do not stipulate a retirement age for the Directors nor do they provide for retirement of the Directors by rotation. The Directors may at any time elect to appoint another person to serve as a Director or to fill a vacancy.

(e)	Liability of Directors

The Articles provide that no Director will be liable to the Company for any loss or damage in carrying out his functions unless that loss or damage arises through the actual fraud, wilful default or gross negligence of such Director. Each Director is entitled to be indemnified out of the assets of the relevant segregated portfolio against any and all liabilities, actions, proceedings, claims, demands, costs, damages and expenses (including any legal expenses) whatsoever incurred by him as a result of any act or failure to act in carrying out his functions in respect of that segregated portfolio. However, a Director will not be indemnified for any liabilities, actions, proceedings, claims, demands, costs, damages or expenses that he incurs due to his own actual fraud, wilful default or gross negligence.

(f)	Directors’ Remuneration

The remuneration of the Directors is set out in section 8.3.

(g)	Insurance

The Company may purchase and maintain insurance for the benefit of any person who is or was a Director.

4.2	Management Committee

(a)	The Company will establish a committee under the board of directors (the “Management Committee”). The Management Committee has been authorized by the Directors to be in charge of and responsible for:

(i)	the appointment and replacement of the Investment Manager;

(ii)	the assessment of the performance of the Investment Manager; and

(iii)	the determination of the subsistence or termination of the Investment Management Agreement or any amendments to the terms and conditions therein, provided that the Management Committee is not authorised to determine any compensations or fees payable to the Investment Manager out of the assets of the Portfolio without approval of Class C2 Ordinary Consent.

(b)	All decisions of the Management Committee shall be approved by a majority of its members.

(c)	The Management Committee is constituted by two (2) members, whose particulars and biographies are set out below.

(i)	Mr. PAN Dangyu

Mr. Pan is currently the chairman of board and chief executive officer of the Target Company. With more than 18 years of experience in corporate development and operation, he leads the Target Company from a small start-up company to one of leading new energy power solution providers. Prior to funding the Target Company, he was a deputy general manager in Nanhai Shida Battery Technology Co. Ltd., a battery manufacturer in Guangdong. He was previously a sales in Guangzhou Aluminium, a state-owned aluminium company in Guangzhou. Mr. Pan holds a bachelor’s degree in Central South University in Changsha, Hunan, China.

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(ii)	Ms. CHEN Ping

Ms. Chen is currently the deputy director in president office of the Target Company. Ms. Chen joined the Target Company for 5 years, assisting Mr. PAN Dangyu in company operation and development. Ms. Chen holds a bachelor’s degree in Wuhan University in Hubei, China.

4.3	Investment Manager

(a)	High Power Asset Management Inc. has been appointed to provide asset management services in respect of the Portfolio pursuant to the Investment Management Agreement. The Investment Manager is an exempted company incorporated with limited liability in the Cayman Islands on 3 April 2019 and 100% held by the Controlling Person as of the date of this Memorandum.

(b)	The current director of the Investment Manager is Mr. Pan Dangyu潘党育 whose biography is set out in section 4.2(c)(i) above.

(c)	The Investment Manager is an “excluded person” under the SIB Law of the Cayman Islands. In accordance with the currently amended SIB Law, the Investment Manager shall re-register as a “registered person” in due course. As the Investment Manager performs fund management business as defined under the Cayman Islands International Tax Co-operation (Economic Substance) Law (as amended), it may be required to satisfy the economic substance test and make an annual filing with the Cayman Islands Tax Information Authority thereunder.

4.4	Investment Advisor

(a)	The Company has engaged Essence Asset Management (Hong Kong) Limited 安信資產管理(香港)有限公司, a company incorporated with limited liability in Hong Kong, to act as the Investment Advisor in respect of the Portfolio pursuant to the Investment Advisory Agreement.

(b)	The Investment Advisor is licensed by the Securities and Futures Commission of Hong Kong and is allowed to carry out type 4 (advising on securities) and type 9 (asset management) regulated activities effective from 19 August 2010.

(c)	The Investment Advisor shall provide investment advice to the Investment Manager, assist the Investment Manager in performing its management duties, assist in handling administrative affairs of the Portfolio including without limitation conducting “know-your-client” and anti-money laundering due diligence, bank account opening and maintenance, and coordinating with relevant service providers and provide such other investment advisory services as agreed by the Company on behalf of and for the account of the Portfolio and the Investment Advisor.

(d)	Investment Advisory Agreement

(i)	Pursuant to the Investment Advisory Agreement, the Investment Advisor will provide such administrative and advisory services to the Portfolio, including conducting research for the investment of the Portfolio, assisting the Investment Manager upon request in respect of management of this Portfolio, assisting the investor due diligence, conducting anti-money laundering, assisting the opening and maintenance of the bank account of the Portfolio and liaising with other service providers to the Portfolio.

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(ii)	The Investment Advisory Agreement provides that neither the Investment Advisor nor its affiliates, principals, members, directors, shareholders, officers or employees and legal representatives shall be liable to the Portfolio for any act or omission or any legal and good faith judgment in the absence of willful misconduct, fraud, gross negligence, bad faith, intentional or reckless disregard for the obligations and duties hereunder or thereof, or material breach of the Investment Advisor. The Investment Advisory Agreement provides further that the Company, out of the assets of the Portfolio, shall indemnify the Investment Advisor and each of its directors, officers, employees and agents against any and all losses, liabilities, obligations, claims, penalties and demands that may be suffered or sustained by or made against the Investment Advisor and its directors, officers, employees and agents directly or directly from the appointment of the Investment Advisor, the provision of the services performed by the Investment Advisor or the execution and performance of the Investment Advisory Agreement.

(iii)	In consideration of, and as compensation for, its services to the Portfolio under this Investment Advisory Agreement, the Investment Advisor will be entitled to certain remunerations and compensations and will be reimbursed the out-of-pocket costs and expenses from the Company out of the assets of the Portfolio in accordance with section 8.2.

4.5	Administrator

(a)	NuBright Fund Services Limited has been appointed as the Administrator by the Company on behalf of and for the account of the Portfolio to provide fund administrative services to the Portfolio pursuant to the Administration Agreement. The Administrator is part of the NuBright Group, a provider of fund administration services. NuBright Group provides specialist fund administration and share registrar services, to funds and collective investment schemes.

(b)	The Administrator is responsible, under the supervision of the Directors, for providing administrative services required in connection with the Portfolio's operations, including, compiling and publishing the net asset value and the Subscription Price, providing registrar and transfer agent services in connection with the issue, transfer and redemption of Participating Shares and collecting subscription payments and disbursing redemption payments. The Administrator also provides compliance services with respect to the US Foreign Account Tax Compliance Act and to the Common Reporting Standard as developed by the OECD pursuant to the Administration Agreement. The Administrator shall receive a professional fee calculated in accordance with its customary schedule of fees and is also entitled to be reimbursed for all out-of-pocket expenses properly incurred in performing its duties as Administrator of the Portfolio.

(c)	Under the Administration Agreement, the Administrator will not, in the absence of gross negligence, wilful default or fraud on the part of the Administrator, be liable to the Portfolio or to any investor for any act or omission, in the course of, or in connection with providing services to the Portfolio or for any losses, claims, damages, liabilities and expenses or damage which the Portfolio may sustain or suffer as a result of, or in the course of, the discharge by the Administrator or its duties pursuant to the Administration Agreement.

(d)	Under the Administration Agreement, the Portfolio will indemnify the Administrator to the fullest extent permitted by law against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including legal fees and disbursements, incurred by the Administrator, save where such actions, suits or proceedings are the result of fraud, willful misconduct or gross negligence of the Administrator.

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(e)	In accordance with the terms of the Administration Agreement, the services of the Administrator may be terminated by at least ninety (90) days’ written notice from either the Company on behalf of and for the account of the Portfolio or the Administrator (or such shorter notice period as the parties may agree to accept) or earlier on the liquidation of either the Portfolio or the Administrator.

4.6	Other Service Providers

With the written consent of the Investment Manager, the Company may appoint other service providers as the Directors deem necessary and appropriate acting in care and diligence in respect of itself and the Portfolio to provide other services in relation to and with respect to the audit, custodian, compliance, legal, operation, execution, tax planning, filing, registration and the like at the cost and for the interest of the Company in its whole or on behalf of the Portfolio.

4.7	Change of service providers

The Directors may replace any of the service providers referred to above subject to the terms and conditions of the relevant service agreements, agree different contractual terms with any of them, and/or appoint additional or alternative service providers in relation to and with respect to the compliance, legal, operation, execution, tax planning, filing, registration and the like for the interest of the Portfolio (such as custodians, auditors and tax advisors), in each case without prior notice to, or the agreement of Shareholders.

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5. Term and termination

5.1	Term

(a)	The term of the Portfolio will expire two (2) years after the Merger Closing Date.

(b)	Before expiry of such period, the Directors, after consulting the Investment Manager, may extend such term for one (1) year.

5.2	Termination

(a)	The Portfolio shall be terminated:

(i)	if the Directors, after consulting the Investment Manager, reasonably determine to terminate the Portfolio earlier, prior to the expiry of the abovementioned term;

(ii)	after the expiry of the term of the Portfolio;

(iii)	if all the Class C2 Shares are redeemed;

(iv)	if the Investment Management Agreement is terminated pursuant to section 1.1; or

(v)	if the Privatization is not consummated.

(b)	Immediately prior to the termination of the Portfolio, subject to applicable laws and regulations, the Directors and the Investment Manager may dispose of the assets of the Portfolio in accordance with section 7 below.

(c)	If the Portfolio is terminated due to the termination of the Investment Management Agreement pursuant to section 5.2(a)(iv),

(i)	the Company, at the discretion of the Directors, may liquidate the assets to fund the payment of redemption amount of all the Class C2 Shares then in issue and the relevant costs and expenses. Before liquidating the assets of the Portfolio, the Company shall first deliver a written notice to the Investment Manager to require the Investment Manager or its Affiliates to acquire such assets of the Portfolio at its fair market value as mutually agreed by the Company and the Investment Manager, provided that after such acquisition, the cash assets of the Portfolio shall be sufficient to pay off the redemption amount of all the Class C2 Shares then in issue, the relevant costs and expenses and the liabilities of the Portfolio;

(ii)	if the Investment Manager or its Affiliates fails to acquire the assets of the Portfolio within three (3) months after delivery of the notice as set out in section 5.2(c)(i), the Company may sell the assets of the Portfolio to any third parties. If the assets of the Portfolio are not liquidated to fund payment of the redemption amount of all the Class C2 Shares then in issue, the relevant costs and expenses and the liabilities of the Portfolio, the Company may redeem the Class C2 Shares in specie pursuant to section 7.4; and

(iii)	the Investment Manager shall be authorized to act on behalf of the Portfolio in respect of the voting rights conferred upon the ordinary shares of the Holding Vehicles.

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6. Non-completion of the privatization

6.1	In case the Privatization of the Target Company does not proceed to completion for whatever reason:

(a)	if any subscriber has not paid his subscription monies (or, in respect of the Controlling Person, transferred the In Specie Shares) to the Portfolio, the Subscription Agreement signed by him shall be terminated immediately notwithstanding any other provisions in this Memorandum; and

(b)	if any subscriber has paid his subscription monies to the Portfolio, the Portfolio shall:

(i)	firstly, pay off all the fees, costs and expenses incurred or payable in connection with the creation of the Portfolio;

(ii)	then, compulsorily redeem all Class C2 Shares then in issue at the price equal to their total Subscription Price net by 10% of the fees, costs and expenses as referred to in section 6.1(b)(i) above; and

(iii)	finally, use all un-used cash and in specie assets to compulsorily redeem all the Class C1 Shares in issue.

6.2	After such compulsory redemption of Class C1 Shares above, the Portfolio shall be terminated.

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7. Dividends and Distribution

7.1	Dividend and Distribution Policy

(a)	Each Class C2 Share shall carry the right to Preferred Dividend and/or distribution pursuant to this section 7, but shall not participate in the distribution of the remaining assets of the Portfolio.

(b)	Each Class C1 Share shall carry the right to distributions pursuant to this section 7, provided that:

(i)	no distribution to Class C1 Share shall cause the Portfolio to be insolvent or unable to pay its expenses and liabilities;

(ii)	no distribution to Class C1 Share shall be made before all the Preferred Dividend and the redemption amount to the Class C2 Shares have been paid in full.

7.2	Preferred Dividend to Class C2 Share

(a)	Each of the Class C2 Shares is entitled to, subject to applicable laws and regulations and the sole discretion of the Directors to declare and/or pay any dividend, receive a Preferred Dividend during the term (including the extended term, if any) of the Portfolio on each Semi-annual Day. The amount of the Preferred Dividend payable to each Class C2 Share shall be determined as follows:

(i)	the Portfolio shall declare and pay the Preferred Dividend in respect of the first and second Preferred Dividend Period in accordance with the following formula:

(ii)	the Portfolio shall declare and pay the Preferred Dividend in respect of the third and fourth Preferred Dividend Period in accordance with the following formula:

(iii)	if the term of the Portfolio is extended pursuant to section 5.1(b), the Portfolio shall declare and pay the last instalment of Preferred Dividend on the date of termination of the Portfolio in accordance with the following formula:

(iv)	For the purpose of calculating the Preferred Dividend above:

(A)	Q is the amount of the Preferred Dividend payable to each Class C2 Share in respect of each Preferred Dividend Period;

(B)	P is the Subscription Price per Class C2 Share;

(C)	D is the number of calendar days being extended regarding the term of the Portfolio; and

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(D)	LIBOR is the “12 month US Dollar (USD) LIBOR interest rate” which represents the average interest rate at which a select group of banks in London that participate in the London interbank money market can borrow unsecured funds from other banks denominated in US Dollars with a maturity of twelve (12) months issued by British Bankers Association on the last Business Day before the relevant Semi-annual Day.

(b)	The Preferred Dividend in respect of a Preferred Dividend Period shall be paid within five (5) Business Days from the end of such Preferred Dividend Period. If the Portfolio’s cash assets are not sufficient to pay the Preferred Dividend in respect of any Preferred Dividend Period in a timely way, the Investment Manager shall use commercially best efforts to liquidate the assets of the Portfolio to the extent that there are sufficient cash assets to pay off such Preferred Dividend. The Investment Manager shall also establish, implement and maintain appropriate and effective liquidity management policies and procedures in order to pay the Preferred Dividend in a timely and full manner in accordance with section 7.2(a) above.

(c)	If any Class C2 Shares are redeemed before a Semi-annual Day, such Class C2 Shares shall be entitled to the Preferred Dividend for the period commencing from the end of the last Preferred Dividend Period and ending on the Redemption Day of such Class C2 Shares.

7.3	Distribution in Cash

(a)	Notwithstanding any other provisions in this section, the Investment Manager may also determine in its reasonable discretion to make distributions to any or all Class C1 Shares in specie by reference to section 7.4, mutatis mutandis.

(b)	Subject to sections 5.2(c) and 6.1, immediately prior to the expiry or termination of the term of the Portfolio, the Investment Manager shall use its best efforts to liquidate the assets of the Portfolio for cash and to dispose of the assets of the Portfolio in the following manner and order:

(i)	firstly, make payments of all incurred, anticipated or contingent fees, expenses, liabilities or obligations of the Portfolio, including without limitation, the Preferred Dividends payable to the Class C2 Shares and the redemption amount of the Redeemed Shares;

(ii)	secondly, compulsorily redeem each of the Class C2 Shares then in issue at the Redemption Price calculated according to section 10.2(b); and

(iii)	finally, apply all the remaining assets of the Portfolio to compulsorily redeem all the Class C1 Shares on a pro rata basis.

7.4	Distribution in Specie

(a)	If the Investment Manager is unable to realize the assets of the Portfolio or the cash asset of the Portfolio is insufficient to pay the fees, expenses and the redemption amount of the Redeemed Shares, subject to applicable laws, stock exchange rules and contractual restriction on transfer of the Portfolio’s assets, the assets of the Portfolio shall be disposed of in accordance with the following manner and order as the Directors may reasonably determine:

(i)	firstly, 100% of the cash assets of the Portfolio shall be used to make payments of all incurred, anticipated or contingent fees, expenses, liabilities or obligations of the Portfolio, including without limitation, the Preferred Dividends payable to all Class C2 Shares and the redemption amount of the Redeemed Shares accrued but not paid up;

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(ii)	secondly, 100% of the remaining cash assets of the Portfolio shall be used to compulsorily redeem certain Class C2 Shares then in issue at the Redemption Price each calculated pursuant to section 10.2(b), until all such cash assets are used up;

(iii)	thirdly, the Portfolio Held Shares shall be used to compulsorily redeem each of the Class C2 Shares then in issue at the Redemption Price pursuant to section 10.2(b); and

(iv)	finally, the remaining in-specie assets shall be used to compulsorily redeem in kind all the Class C1 Shares.

(b)	For the purpose of distribution in specie, the price per Portfolio Held Share shall be the higher of:

(i)	the net asset value per share of the Holding Vehicle as of the date of distribution in specie; and

(ii)	the value per share of the Holding Vehicle as of the date of completion of the Privatization, which shall be determined according to the following formula:

Where:

(A)	Z is the value per share of the Holding Vehicle as of the date of completion of the Privatization;

(B)	P is the Per Share Merger Consideration;

(C)	X is the number of shares of the Target Company held by the Holding Vehicle immediately after the completion of the Privatization; and

(D)	Y is the total number of shares issued by the Holding Vehicle immediately after the completion of the Privatization,

provided that the price per Portfolio Held Share will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into shares), reorganization, recapitalization, reclassification, combination, exchange of shares, issuance of securities or other similar change with respect to the shares with a record date occurring on or after the date hereof.

(c)	The title of the relevant assets shall be deemed to be transferred on the effective date of the relevant distribution even if the transfer procedure is completed thereafter. The Shareholders shall be entitled to all rights, benefits and privileges derived from the relevant assets and be responsible for any obligations, costs, fees or tax burden from the date of the relevant distribution.

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8. Fees and Expenses

8.1	No fees payable to the Investment Manager

The Investment Manager will not be entitled to and the Portfolio will not be required to pay any consideration, remuneration or service fees, including without limitation any management fee or performance-linked fee, in respect of the investment management services provided by the Investment Manager to the Portfolio.

8.2	Fees payable to the Investment Advisor

(a)	The Investment Advisor will be entitled to receive, and the Portfolio agrees to pay an Advisory Fee in the Dealing Currency equal to:

(i)	two percent (2%) of the Aggregate Subscription Amount of all the Participating Shares (excluding the value of the In Specie Shares, being the number of In Specie Shares multiplied by the Per Share Merger Consideration); and

(ii)	if additional issue of Participating Shares is effected, two percent (2%) of the total Subscription Price of such additionally issued Participating Shares.

(b)	The Portfolio shall pay all the Advisory Fee in one lump sum to the Investment Advisor as soon as practicable after the Portfolio receives the subscription monies in respect of the Class C1 Shares. If additional Participating Shares are issued during the term of the Portfolio, the Portfolio shall pay the additional Advisory Fee in one lump sum to the Investment Advisor as soon as such additional subscription is consummated.

(c)	For the avoidance of any doubt, in case the Privatization would not proceed to completion, the Investment Advisor shall refund all the Advisory Fee received by it to the Portfolio within ten (10) Business Days after abortion of the Privatization, without interest.

8.3	Fees payable to the Directors

The remuneration of the Directors is determined by a resolution of the Directors. All the Directors have, however, waived their entitlement to directors’ fees until further notice. The Directors may be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company, or in connection with the business of the Company.

8.4	Expenses

(a)	Preliminary Expenses

The Company on behalf of and for the account of the Portfolio will pay the costs and expenses of, and incidental to the offering of Participating Shares out of the proceeds of the issue of Participating Shares. Such costs and expenses will include a pro rata share of the costs and expenses relating to the establishment of the Portfolio, those relating to the negotiation and preparation of the offering documents and other contracts entered into by the Company in respect of the Portfolio, and the fees and expenses of professional advisers.

These preliminary expenses will be expected to be US$80,000 (subject to increase by any additional amount with consent of the Investment Manager), and will be expensed upon inception of the Portfolio.

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(b)	Operating Expenses

(i)	The Portfolio will bear all expenses related to its investment programme (if any), including without limitation: (i) brokerage commissions, (ii) expenses related to buying and selling securities, including any issue or transfer taxes chargeable in connection with any securities transactions, (iii) interest on borrowings, (iv) expenses incurred by the Investment Manager in connection with the Portfolio, and (v) fees and expenses of any custodian, escrow agent and other investment related service providers appointed by the Company in respect of the Portfolio.

(ii)	The Portfolio will also bear all operation and ongoing expenses incurred in connection with its operation and maintenance, including without limitation: (i) any the Advisory Fee, (ii) fees and expenses of the service providers, advisers and consultants, (iii) indemnification expenses and the cost of insurance against potential indemnification liabilities, (iv) legal, administrative, accounting, tax, audit and insurance expenses, (v) all registration fees, taxes and corporate fees payable to any relevant government, agency or regulatory authority, (vi) expenses with respect to investor communications, including marketing expenses, expenses of meetings of Shareholders and costs of preparing, printing and distributing financial statements and other documents, (vii) Directors’ fees (if any) and expenses, and (viii) litigation or other extraordinary expenses.

(c)	Allocation of Expenses among Segregated Portfolios

(i)	The costs and expenses associated with the incorporation, operation and maintenance of the Company, including government incorporation charges, ongoing fees and expenses relating to operation and maintenance of good standing of the Company and professional fees and expenses in connection with the preparation of the offering documents of the Company relevant thereto shall be apportioned among and paid by the segregated portfolios of the Company, and such amount apportioned to the Portfolio shall be reasonably determined by the Directors acting in good faith and shall not exceed US$2,000 per annum (subject to increase by any additional amount with consent of the Investment Manager).

(ii)	To the extent that any fees and expenses incurred by the Company relate to more than one segregated portfolios, such fees and expenses will be apportioned to the relevant segregated portfolios in proportion to the most recent net asset value of each relevant segregated portfolio or in such other proportions as the Directors shall reasonably determine on an equitable basis.

(iii)	The extraordinary costs and expenses (including without limitation fees, fines, damages, indemnities, interests, or costs and expenses whatsoever in connection with the investigation, litigations, arbitration, proceedings or settlements, or in connection with the liquidation of or against the Company) that are not related to any specific segregated portfolio of the Company, as allocated by the Directors as they think reasonable and equitable shall be apportioned to and paid by the Portfolio, and such amount so apportioned shall be reasonably determined by the Directors.

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9. Subscriptions

9.1	Subscription Price

(a)	Each Participating Share is available for subscription at its Subscription Price.

(b)	The Controlling Person will subscribe for certain number of Class C1 Shares at the Subscription Price in consideration for transferring all the In Specie Shares to the Portfolio in accordance with section 9.7.

(c)	Once the Portfolio has raised sufficient funds for consummating the Merger Transaction, the Investment Manager may decide not to accept any further subscriptions unless the Investment Manager otherwise determines and approved by all the Shareholders in writing.

9.2	Minimum investment

The minimum investment in the Portfolio from each Shareholder is US$1,000,000 or an equivalent amount in other currencies or the assets of the equivalent amount as approved by the Directors, provided that the Directors may in their reasonable discretion raise or lower such minimum investment amount, subject to and any minimum investment amount as required by the applicable laws in respect of the relevant investors.

9.3	Subscription Fee

The Company will not charge, and the subscribers shall not be required to pay, any subscription fee in respect of each Participating Share.

9.4	Eligible Investors

Participating Shares should be subscribed or purchased only by the Eligible Investors. The holder of Participating Shares shall remain to be an Eligible Investor at any time. The Participating Shares held by an investor who ceases to be an Eligible Investor may be compulsorily redeemed by the Company.

9.5	Subscription procedure

(a)	Subscribers for Participating Shares must send their completed Subscription Agreement (together with all relevant anti-money laundering or “know-your-client” documentation and any required additional documentation) so as to be received by the Investment Advisor and the Administrator by no later than 5:00 p.m. (Hong Kong time) fifteen (15) Business Days before the expected Merger Closing Date. The Directors may waive the requirements specified above, either generally or in any particular case.

(b)	Subscription Agreements may be sent by email provided the original follows promptly. None of the Directors, the Company, the Investment Manager, the Investment Advisor or the Administrator accepts any responsibility for any loss arising from the non-receipt or illegibility of any Subscription Agreement sent by email, or for any loss caused by or as a result of any action taken in connection with email instructions believed in good faith to have originated from properly authorised persons.

(c)	Once a completed Subscription Agreement has been received by the Company it is irrevocable. The Subscription Agreement shall, to the extent that it remains to be performed, continue in full force and effect after the Directors duly execute and sign the Subscription Agreement.

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(d)	The Company may reject any application in whole or in part and without giving any reason for doing so and any risks and costs incurred therein will be borne by the subscriber.

9.6	Payment in cash

(a)	Except otherwise provided in section 9.7, payment for Participating Shares must be made in cash, by electronic transfer, in the Dealing Currency being subscribed for. In the event that subscription monies are received in any currency other than the relevant Dealing Currency, conversion into the relevant Dealing Currency will be arranged by the Company at the risk and expense of the subscriber. Any bank charges incurred in respect of electronic transfers will be deducted from the subscription monies and only the net amount will be invested in Participating Shares;

(b)	All subscription monies must originate from an account held in the name of the subscriber. No third-party payment will be permitted. Interest on subscription monies will accrue to the Portfolio;

(c)	If the subscription application for the Participating Shares is accepted:

(i)	each of the subscribers for Class C1 Shares in cash must remit his subscription monies by electronic transfer in cleared funds to the bank account of the Portfolio within sixty (60) calendar days after his Subscription Agreement is accepted and executed by the Company on behalf of and for the account of the Portfolio; and

(ii)	each of the subscribers for Class C2 Shares must remit his subscription monies by electronic transfer in cleared funds to the bank account of the Portfolio no later than three (3) Business Days before the Merger Closing Date of the Merger Transaction.

9.7	Subscription in specie

(a)	Notwithstanding and without prejudice to any other provisions in this section 9, the Controlling Person will subscribe for certain Class C1 Shares of the Portfolio in consideration for the value of the In Specie Shares, being the number of In Specie Shares multiplied by the Per Share Merger Consideration.

(b)	Transfer of the legal and beneficial title of the In Specie Shares to the Portfolio must be consummated at least three (3) Business Days before the Merger Closing Date by the Controlling Person in exchange for the Class C1 Shares at the Subscription Price.

(c)	The Controlling Person shall use best efforts to assist the Portfolio on such transfer of the In Specie Shares, including without limitation:

(i)	duly executing the instrument of transfer and all related documents with respect to the transfer of the In Specie Shares to the Portfolio;

(ii)	providing certified true copy of the updated register of members of the Target Company;

(iii)	providing original share certificate executed by a director of the Target Company affixed with company’s common seal (if applicable); and

(iv)	providing copies of directors’ resolution and shareholder’s resolution (if any) of the Target Company approving the transfer of the In Specie Share.

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9.8	Issue of Participating Shares

(a)	Written confirmation detailing the Participating Shares which have been subscribed and are to be issued will be sent to successful subscribers as soon as practicable after the Company has accepted his subscription application.

(b)	All the Participating Shares will be issued on the Merger Closing Date (if it is not a Business Day, the following first Business Day) provided that if any additional Participating Shares are subscribed for pursuant to section 9.1(c), such additional Participating Shares will be issued on the date of subscription thereof (if it is not a Business Day, the following first Business Day).

(c)	Participating Shares will be issued to eight (8) decimal places. Any smaller fraction of a Participating Share that would otherwise arise will be rounded down, with the relevant subscription monies being retained for the benefit of the Portfolio.

9.9	Prevention of money laundering

(a)	To ensure compliance with applicable requirements relating to anti-money laundering and anti-terrorism initiatives, the Company will require such information and documentation as it considers necessary to verify the identity and/or source of wealth of each subscriber. In the event of delay or failure by the subscriber to produce any information required for verification purposes, the application may be refused or there may be a delay in processing the application. None of the Company, the Investment Manager or their respective delegates, agents and affiliates will be liable for any loss suffered by a subscriber arising as a result of any such refusal or a delay.

(b)	By subscribing for Participating Shares, a subscriber consents to the disclosure of any information provided by the subscriber to government agencies, regulatory bodies and other relevant persons in connection with anti-money laundering requirements and similar matters. Such disclosure may be made by the Company, the Investment Manager or their delegates, agents or affiliates.

(c)	Each subscriber will be required to make such representations as may be required by the Company in connection with its anti-money laundering programmes. Each subscriber will also be required to represent that subscription monies are not directly or indirectly derived from activities that may contravene relevant laws and regulations, including anti-money laundering laws and regulations.

(d)	If, as a result of any information or other matter which comes to his or her attention during the course of his or her business, trade, profession or employment, any person resident in the Cayman Islands (including the Company) knows or suspects that a payment to the Company (by way of subscription or otherwise) constitutes or is derived from the proceeds of crime, such person is required to report such knowledge or suspicion pursuant to the Proceeds of Crime Law (2018 Revision) of the Cayman Islands. Such a report shall not be treated as a breach of any restriction upon the disclosure of information imposed by law or otherwise. For more information please refer to the section 14.2.

(e)	To ensure compliance with applicable requirements relating to anti-money laundering and anti-terrorism initiatives, the Company and the Investment Manager have each appointed individuals to undertake the roles of Anti-Money Laundering Compliance Officer, Money Laundering Reporting Officer and Deputy Money Laundering Reporting Officer. More information in respect of these roles and the individuals appointed thereto can be obtained from the Investment Manager at the address set out in the Directory.

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9.10	Form of Participating Shares

(a)	All Participating Shares will be issued in registered form, meaning that a Shareholder’s entitlement will be evidenced by an entry in the register of members of the Company and not by a certificate. No certificates will be issued unless the Directors determine otherwise.

(b)	A Participating Share may be registered in a single name or in up to four (4) joint names. Where Participating Shares are registered in joint names, the joint holders may authorise the Company to act upon the sole written instructions of any one of the joint holders in respect of the transfer or compulsory redemption of all or any of such Participating Shares. Unless so authorised, the Company will only act upon the written instruction of all the joint holders.

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10. Redemption and Transfer

10.1	Redemption request

(a)	Subject to the consent of the Directors which shall be considered at their sole and absolute discretion, any Class C2 Shareholder may request the Company to redeem part or all of its Class C2 Shares on any Redemption Day during the term of the Portfolio. The Investment Manager shall, after receipt of such redemption request by the Company, use its best efforts to sell such part of assets of the Portfolio for the purpose of paying off the relevant redemption amount of the Redeemed Shares. The Directors may accept or reject such request at its sole and absolute discretion, provided the Directors shall not accept the redemption request until the Portfolio has sufficient cash to pay the redemption amount of the Redeemed Shares. None of the Company, the Investment Manager, the Investment Advisor or the Directors will be liable for any losses against such redeeming Shareholder arising out of or in connection with exercising such discretion.

(b)	The Class C1 Shareholders shall not request for redemption of part or all of its Class C1 Shares within the term (including the extended term, if any) of the Portfolio.

10.2	Redemption of Class C2 Share

(a)	Redemption Condition

Notwithstanding any other provisions in this Memorandum, a Class C2 Share may be compulsorily redeemed by the Company as determined by the Directors if:

(i)	the Merger Transaction ceases to complete;

(ii)	any Class C2 Shareholder’s request for redemption pursuant to section 10.1(a) above has been accepted by the Directors of the Company provided that the Portfolio has sufficient cash to pay off the redemption amount of such Class C2 Shares; or

(iii)	the term of the Portfolio is expired or terminated pursuant to this Memorandum.

(b)	Redemption Price

(i)	the Redemption Price of each Class C2 Share being redeemed pursuant to section 10.2(a)(i) shall be equal to its Subscription Price; and

(ii)	the Redemption Price of a Class C2 Share being redeemed pursuant to section 10.2(a)(ii) to 10.2(a)(iii) shall be calculated in accordance with the following formula:

Where:

(A)	R is the Redemption Price of a Class C2 Share;

(B)	M is the Subscription Price per Class C2 Share;

(C)	LIBOR is the “12 month US Dollar (USD) LIBOR interest rate” which represents the average interest rate at which a select group of banks in London that participate in the London interbank money market can borrow unsecured funds from other banks denominated in US Dollars with a maturity of twelve (12) months issued by British Bankers Association on the last Business Day before the relevant Redemption Day.;

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(D)	X shall be:

(1)	equal to five (5) if the Redemption Day of such Class C2 Share is before the second Semi-annual Day (inclusive) since the Merger Closing Day; and

(2)	equal to six (6) if the Redemption Day of such Class C2 Share is after the second Semi-annual Day (exclusive) since the Merger Closing Day; and

(E)	N is the number of calendar days elapsed from the last Semi-annual Day of a Preferred Dividend Period (or the Merger Closing Date, if no Preferred Dividend has ever been declared and paid) up to the Redemption Day of such Class C2 Share.

10.3	Redemption procedure

(a)	A Class C2 Shareholder wishing to redeem its Class C2 Shares pursuant to section 10.1(a) above must send a completed and duly signed Redemption Notice to the Company.

(b)	Redemption Notice may be sent by email provided the original follows promptly. None of the Directors or the Company accepts any responsibility for any loss arising from the non-receipt or illegibility of any Redemption Notice sent by email, or for any loss caused by or as a result of any action taken in connection with email instructions believed in good faith to have originated from properly authorised persons.

(c)	Once a Redemption Notice has been received by the Company it may not be revoked by the relevant Shareholder unless the Directors otherwise approve.

10.4	Redemption fee

No redemption fee will be charged on the redemption of Participating Shares.

10.5	Settlement of Redemption Proceeds

(a)	Redemption in cash

(i)	Payment of redemption proceeds (payable as a result of a redemption request being received or as a result of a compulsory redemption being undertaken) will be made immediately after the Directors have received the Redemption Notice by any Class C2 Shareholder or made the decision of compulsory redemption in accordance with this Memorandum. The Company and the Investment Manager shall use their best efforts to liquidate part of the Portfolio’s assets in order to pay off the redemption proceeds as soon as possible, but in no event later than thirty (30) Business Days after such Redemption Day.

(ii)	Payment of redemption proceeds will be made in the Dealing Currency by direct transfer to an account in the name of the Shareholder. Any costs incurred in making the transfer will be borne by the Shareholder. No redemption proceeds will be paid to a third party. No interest will be paid to the Shareholder in respect of redemption proceeds. A Shareholder may request that payment of redemption proceeds be made in a currency other than the relevant Dealing Currency. If the Directors permit payment in a currency other than the relevant Dealing Currency, the cost of conversion will be deducted from the redemption proceeds.

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(b)	Redemption in specie

It’s the Directors intention that all payment of redemption proceeds will be made in cash. If the Portfolio can not make full payment of redemption proceeds in cash, the payment shall be made in specie pursuant to section 7.4.

(c)	Prevention of money laundering

(i)	Redemption proceeds will not be paid to a Shareholder until the Company has received any outstanding information or documentation requested in connection with any applicable anti-money laundering requirements or similar matters. None of the Directors or the Investment Manager will be liable for any loss arising as a result of any delay in payment of any redemption proceeds if such information and documentation has not been provided by the Shareholder.

(ii)	The Company may refuse to pay redemption proceeds to a Shareholder if the Directors suspect or are advised that the payment of the redemption proceeds may result in a breach of any applicable laws or regulations in any relevant jurisdiction.

10.6	Rights following the Redemption Day

From the relevant Redemption Day, a redeeming Shareholder will be treated as a creditor for the redemption proceeds of the Participating Shares being redeemed (rather than a Shareholder). After the relevant Redemption Day, the redeeming Shareholder will have no rights as a Shareholder in respect of the Participating Shares being redeemed save for the right to receive the redemption proceeds and any dividend which has been declared but unpaid yet in respect of the relevant Participating Shares prior to the relevant Redemption Day. The right of the redeeming Shareholder to receive the redemption proceeds and any such dividends shall rank ahead of the rights of remaining Shareholders in the distribution of the surplus assets of the Portfolio in accordance with section 7 or on the liquidation of the Company.

10.7	Compulsory redemption

(a)	In addition to what are disclosed in Sections 10.1 and 10.2, the Company may redeem the Participating Shares held by a Shareholder if the Directors become aware that (i) the Shareholder has ceased to be an Eligible Investor, (ii) any representation, warranty, acknowledgement or undertaking given by the Shareholder to the Company has ceased to be accurate in any material respect, (iii) the continued holding of Participating Shares by the Shareholder would or may, in the opinion of the Directors, cause an undue risk of adverse tax, pecuniary, regulatory, legal or other consequences to the Company, the Portfolio or any other Shareholders, (iv) the amount held by a Shareholder is less than the minimum holding required by applicable laws(if any) unless such Shareholder agrees to increase his subscription so as to satisfy such holding threshold required by applicable laws, (v) the Shareholder fails to perform its obligations under anti-money laundering and AEOI Legislation (as defined below), or (vi) in other circumstances as set out in this Memorandum and the Articles. Shareholders are required to notify the Company immediately if at any time they become aware that any of the above circumstances apply to them.

(b)	Where any fees, payment, withholding or deduction becomes payable out of the assets of the Portfolio because of a particular Shareholder, the Company may redeem a portion of such Shareholder’s Participating Shares in order to pay such amount. In such circumstances, the redemption proceeds may be paid directly by the Company to the relevant third party and not paid to the Shareholder.

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(c)	A Shareholder whose Participating Shares are compulsorily redeemed will have no shareholder rights (including any right to receive notice of, attend or vote at any meeting of the Company), save for the right to receive the redemption proceeds and any dividends declared but unpaid yet prior to the relevant Redemption Day, in respect of the Participating Shares so redeemed. From the relevant date of compulsory redemption, any such Shareholder will be treated as a creditor for the redemption proceeds of the Participating Shares being redeemed (rather than a Shareholder). The right of such Shareholder to receive the redemption proceeds and any such dividends shall rank ahead of the rights of remaining Shareholders in the distribution of the surplus assets of the Portfolio in accordance with section 7 or on the liquidation of the Company.

10.8	Transfer of Participating Shares

(a)	No Participating Shares may be transferred, assigned, disposed of, or imposed any security, pledge, mortgage, guarantee, lien, charge or other encumbrance (the “transfer”), whether directly or indirectly, legal or beneficial, voluntary or involuntary,

(i)	without the prior written consent of the Directors, which consent may be withheld or delayed in their sole and absolute discretion provided that such consent shall not be unreasonably withheld or delayed in respect of a proposed transfer to an Affiliate of such Shareholder; and

(ii)	without consent of the Directors and the Investment Manager, if such proposed transfer is made to any person in mainland China whose primary business is substantially similar with and competes with the Target Group.

(b)	Shareholders wishing to transfer Participating Shares must complete a transfer request in writing at least sixty (60) days prior to the proposed transfer with the particulars of such transfer, including:

(i)	number of Participating Shares to be transferred;

(ii)	amount and form of consideration for such transfer (for non-cash consideration, its fair value and the basis of valuation);

(iii)	name of the transferee and beneficial owner, as well as other relevant information requested by the Investment Manager; and

(iv)	other material terms related to such transfer,

which shall be in such form as the Directors may from time to time approve. The completed transfer request, duly stamped, if applicable, together with such evidence as the Directors may require to show the right of the transferor to make the transfer, must be sent to the Company. If the transferee is not already a Shareholder, it will be required to comply with all eligibility and identification requirements for a subscriber for Participating Shares.

(c)	The transferee of any Participating Shares shall execute a deed of adherence or other similar documents with such form and substance satisfactory to the Directors, in which the transferee shall (i) represent and warrant that the transferee has received and understood this Memorandum (as amended); (ii) agree to be abided by all terms and conditions related to such Participating Shares as provided in this Memorandum (as amended) and the Subscription Agreement relating to the transferred Participating Shares; and (iii) make such representations and warranties and provide such information that are substantially similar with those as set out in the Subscription Agreement before being registered as a Shareholder of the Company in respect of such Participating Shares.

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(d)	The transfer will take effect upon the entering of the details prescribed by the Companies Law of the transferee in the register of members maintained by the Company.

(e)	The transferor and transferee will be responsible for paying any taxes, duties, imposts or levies payable on, or in consequence of, a transfer of Participating Shares.

(f)	For the avoidance of any doubt, no Shareholder is entitled to any right of first refusal or other preferential rights to acquire the Participating Share to be or being transferred.

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11. Risk Factors

An investment in the Portfolio entails substantial risk. The nature of the investments of the Portfolio involves certain risks including, but not limited to, those listed below and the Investment Manager may utilise investment techniques which carry additional risks. Potential investors should carefully consider the following factors, amongst others, in determining whether an investment in the Portfolio is suitable for them.

11.1	Risks associated with the structure of the Company and the Portfolio

(a)	Absence of regulatory oversight. The Company is not a regulated mutual fund under the Mutual Funds Law and it is not required to, nor does it intend to, register under the laws of any other jurisdiction.

(b)	Business risk. The Company will compete with other investment funds and market participants for investment opportunities. Such competitors may be substantially larger and have considerably greater financial, technical and marketing resources than are available to the Company. They may also have a lower cost of capital and access to funding sources that are not available to the Company. Such factors may result in the Company being at a competitive disadvantage with respect to investment opportunities. In addition, the number of investment funds and market participants and the scale of the assets managed by such entities is increasing. The effect of such increase may be to reduce the opportunities available for the Company to generate returns and/or reduce the quantum of these returns.

(c)	Dependence on key personnel. The investment performance of the Portfolio will be substantially dependent on the expertise of the Investment Manager, its principals and employees. In particular, the departure for any reason of the key individuals who will be primarily responsible for managing the investment of the assets of the Portfolio may have a material adverse impact on the performance of the Portfolio.

(d)	FATCA. Sections 1471 through 1474 of the US Internal Revenue Code (commonly referred to as FATCA) will impose a withholding tax of 30 per cent on certain US-sourced gross amounts paid to the Company, unless various information reporting requirements are satisfied. Amounts subject to withholding under these rules include gross US-source dividend and interest income and gross proceeds from the sale of property that produces US-source dividend or interest income. To avoid withholding under FATCA, the Company will be required to report certain information to the Cayman Islands Tax Information Authority which in turn will report relevant information to the United States Internal Revenue Service. Although the Company will attempt to satisfy any obligations imposed on it to avoid the imposition of this withholding tax, no assurance can be given that the Company will be able to comply with the relevant reporting requirements or other obligation. If the Company becomes subject to a withholding tax as a result of FATCA, the value of Participating Shares may be materially affected.

(e)	Illiquidity of Participating Shares. It is not anticipated that there will be an active secondary market for the Participating Shares and it is not expected that such a market will develop. Participating Shares are not to be redeemed at the option of the Shareholder and are not transferable without the approval of the Directors. The Company may pay redemption proceeds in whole or in part in specie. As such, a Shareholder may not receive cash proceeds on redemption or may not receive cash proceeds in a timely manner.

(f)	Lack of operating history. The Portfolio is newly established. As such there is no operating history that a prospective investor can evaluate before making an investment in the Portfolio. The investment results of the Portfolio are reliant upon the success of the Investment Manager and no guarantee or representation is made in this regard. There can be no assurance that the investment objective of the Portfolio will be achieved.

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(g)	Limited rights of holders of Participating Shares. An investment in the Portfolio should be regarded as a passive investment. Shareholders have no right to participate in the day-to-day operations of the Company or the Portfolio. Nor are Shareholders entitled to receive notice of, attend or vote at general meetings of the Company, other than a general meeting to vote on a proposed variation of the rights attaching to their Participating Shares. Consequently, Shareholders have no control over the management of the Company or over the appointment and removal of its Directors and service providers. The holder of the Management Shares controls all of the voting interests in the Company, other than in respect of a proposal to vary the rights attaching to the Participating Shares. Consequently, the holder of the Management Shares may make any changes to the Articles that it considers appropriate, including increasing the share capital, consolidating the shares and sub-dividing the shares. Only the holder of the Management Shares can appoint and remove the Directors and, in turn, only the Directors can terminate the services of the service providers, including the Investment Manager.

(h)	Limited disclosure of information. The Directors believe that disclosure of the composition of the investment portfolio of the Portfolio could be disadvantageous, for instance by increasing competition for limited investment capacity in underlying strategies. Accordingly, as is common with other funds, Shareholders will be provided with a general performance review but typically will not have access to detailed information regarding the composition of the investment portfolio of the Portfolio.

(i)	Receipt of non-public information. From time to time, the Investment Manager may come into possession of non-public information concerning specific companies although internal structures are in place to prevent the receipt of such information. Under applicable securities laws, this may limit the Investment Manager’s flexibility to buy or sell securities issued by such companies which may have an impact on the investment strategies of the Portfolio.

(j)	Regulatory risks of investment funds. The regulatory environment for funds is evolving and any changes may adversely affect the ability of the Portfolio to pursue its trading strategies. Regulatory changes may also adversely affect the ability of the Investment Manager to market the Portfolio. In particular, the Alternative Investment Fund Managers Directive (AIFMD) regulates the marketing in the European Economic Area (EEA) of the securities of any alternative investment fund, such as the Company. In the event that the Company is “marketed” (as such term is defined for the purposes of the AIFMD) to investors in the EEA, whether by the Investment Manager or a third party, the Company will incur significant additional compliance costs. The effect of any future regulatory change on the Company could be substantial and adverse.

(k)	Segregated portfolio structure. The Company is a single legal entity and no segregated portfolio constitutes a legal entity separate from the Company itself. Under the Companies Law, shareholders may only enforce claims against the segregated portfolio to which their shares are attributable and creditors of a particular segregated portfolio will not be able to claim against assets of another segregated portfolio. In the Cayman Islands the applicable legislation will have the force of law and should be upheld in any court proceedings. However, there is a risk that the segregation of assets and liabilities between segregated portfolios will not be recognised in any court proceedings outside the Cayman Islands. In such an event there is a risk that a creditor may have recourse against the assets of all segregated portfolios.

(l)	Side letters. From time to time the Company may enter into agreements (Side Letters) with certain Shareholders which provide such Shareholders with rights which are additional to and/or different from, the rights provided to other Shareholders. Such rights may include rights with respect to access to information and other preferential rights. In general, the Company will not be required to notify any other Shareholders of any such Side Letters or any of the rights and/or terms or provisions of such Side Letters. Nor will the Company be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. As a consequence of being provided with additional information a Shareholder may be able to take action based on such additional information (for example by making a redemption request) that other Shareholders, in the absence of such information, do not take.

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(m)	Conflicts of Interest. The Investment Manager, the Investment Advisor and their respective Affiliates may act as the adviser, broker or investment manager to other clients (including funds) now or in the future. They may additionally serve as consultants to partners or shareholders or directors in other investment funds, companies and investment firms. Investors in the Portfolio should understand that certain investments may be appropriate for the Portfolio and also for other clients advised or managed by the Investment Manager, the Investment Advisor and their respective Affiliates. Investment decisions for the Portfolio and for such other clients are made in a manner believed by the Investment Manager or the Investment Advisor to be equitable to each.

The Directors, the Investment Manager, the Administrator, the Investment Advisor or their Affiliates may from time to time act as director, administrator, custodian, dealer or in other capacity in relation to, or be otherwise involved in, other investment funds, companies, investment firm or accounts. They may also make, manage and advise in relation to their own proprietary and/or third party investments which may give rise to actual or potential conflicts of interest between the Company and such entities that the Investment Manager , the Investment Advisor and their respective Affiliates use to facilitate proprietary and/or third party investments. The Directors, the Investment Manager, the Administrator, the Investment Advisor and their respective Affiliates may also own the Participating Shares and hold, dispose of or otherwise deal with such Participating Shares as well as hold or deal with any investments notwithstanding that similar investments may be held by or for the account of the Portfolio. In dealing with any matter involving an actual or potential conflict of interest, the Directors, the Investment Manager, the Administrator, and/or the Investment Advisor and their Affiliates will be guided by good faith judgment and shall take such actions as are determined by the Directors, the Investment Manager, the Administrator, the Investment Advisor and/or their Affiliates to be necessary or appropriate to ameliorate such conflict of interest, but there is no certainty that any conflict of interest will be resolved fairly.

For the avoidance of doubt and without limiting any other provision of this Memorandum, the Directors, the Investment Manager, the Administrator, the Investment Advisor and their Affiliates may acquire, hold and dispose of interests in the target company which the Portfolio invested in and may execute agency transactions in such securities. In addition, the Investment Manager, the Administrator, the Investment Advisor and their Affiliates may provide investment advice to the Company and may receive and retain remuneration and/or rebates directly from the Company in connection therewith, provided that such receipt of remuneration and/or rebates is subject to the consent of the Directors.

(n)	No Guarantee. There is no guarantee that the Preferred Dividend and other payments to Shareholders under this Memorandum will be declared or made if the legally available funds of the Portfolio are not sufficient to do so or such distribution or payments will contravene the applicable laws and regulations. Neither the Company, the Investment Manager, the Investment Advisor, other service providers or their respective directors, members, officers, employee and agents shall be liable to pay such amounts to the Shareholders.

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11.2	Risks associated with the investment strategies

(a)	Limited Diversification. The Investment Manager may invest most portion of the Portfolio’s capital into the Target Company. Such concentration of investment will inevitably make the Portfolio subject to a greater level of volatility and there could be less means to hedge such volatility. Losses caused by the investment in the Target Company which the Portfolio is concentrated in could materially adversely affect the Portfolio's performance in a particular period and could have a materially adverse effect on the Portfolio's overall financial condition. Further, significant losses or redemptions may leave the Portfolio with insufficient funds to diversify its investments. The appreciation of the value of the Portfolio will be highly dependent on the economy of the industrial sector that the Target Company is engaged in, the financial results of the Target Company and the price of the securities of the Target Company. Although the Investment Manager believes that such investments are favourable to the interest of Shareholders, there can be no assurance that the Target Company could achieve the positive results as the Investment Manager has expected.

(b)	Reliance on Investment Manager. The Shareholders have no authority to make investment decisions or to exercise certain business discretion on behalf of the Portfolio. The authority for such decisions is generally delegated to the Investment Manager. The success of the Portfolio depends upon the ability of the Directors and the Investment Manager to develop and implement investment strategies that achieve the Portfolio’s investment objectives. Subjective decisions made by the Investment Manager may cause the Portfolio to incur losses or to miss profit opportunities on which it would otherwise have capitalized. The investment performance of the Portfolio is substantially dependent on the services of certain key individuals of the Investment Manager. In the event of death, incapacity, departure, insolvency or withdrawal of any of these individuals, the performance of the Portfolio may be adversely affected.

(c)	Counterparty risk. The Portfolio is subject to the risk of the inability of any counterparty to perform with respect to transactions, whether due to insolvency, bankruptcy or other circumstances. The Portfolio is subject to the risk that counterparties may not have access to finance and/or assets at the relevant time and may fail to comply with their obligations under the relevant sale and repurchase agreements. In the event of any counterparty entering an insolvency procedure, the Company could experience delays in liquidating positions and significant losses could be incurred, including the loss of that portion of the assets of the Portfolio financed through such a transaction, a decline in value of the relevant investment during the period in which the Company seeks to enforce the contract, an inability to realise any gains on its investment during such period and fees and expenses incurred in enforcing the contract. During an insolvency procedure (which may last many years) the use of assets held by or on behalf of the relevant counterparty may be restricted and accordingly (a) the ability of the Investment Manager to fulfil the investment objective may be severely constrained, (b) the Company may be required to suspend the calculation of the net asset value and as a result subscriptions for and redemptions of Participating Shares. During such a procedure, the Company is likely to be an unsecured creditor in relation to certain assets (including those in respect of which it had previously been a secured creditor) and accordingly it may not be possible to recover such assets from the insolvent estate of the relevant counterparty in full, or at all.

(d)	Equity securities generally. Numerous inter-related and difficult to quantify economic factors, as well as market sentiment and subjective political factors can influence the price of equities. Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally only entitle holders to an interest in the remaining assets of the issuer after all more senior claims to such assets have been satisfied. Holders of equity securities are generally entitled to dividends only if and to the extent declared by the issuer out of income or other assets available after making interest, dividend and any other required payments on more senior securities of the issuer. Equity prices are directly affected by issuer-specific events, whether actual or perceived, as well as general market and economic conditions. Market prices of equity securities as a group have dropped dramatically in a short period of time on several occasions in the past, and they may do so again in the future. Warrants and stock purchase rights are securities permitting, but not obligating, their holders to subscribe for other equity securities, and they do not represent any rights in the assets of the issuer. As a result, warrants and stock purchase rights may be considered more speculative than other types of equity investments.

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(e)	General economic and market conditions. The success of the Portfolio will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, currency exchange controls and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of the investments of the Portfolio. Volatility or illiquidity could impair the profitability of the Portfolio or result in losses.

(f)	In-kind distributions. A redeeming Shareholder may, in the discretion of the Directors, receive securities which form part of the assets of the Portfolio in lieu of or in combination with cash. The value of securities distributed may decrease before the securities can be sold and the redeeming Shareholder will incur transaction costs in connection with the sale of those securities. Additionally, securities distributed to a Shareholder in connection with a redemption or cumplsory redemption may not be readily marketable. The redeeming Shareholder bears the risk of loss and delay in liquidating those securities, with the result that it may ultimately receive less cash than it would otherwise have received if it had been paid in cash alone for its Participating Shares on the date of redemption or compulsory redemption.

(g)	Investments in the Target Company. The assets of the Portfolio (to the extent not retained in cash) will be invested in the Target Company. In addition to the risks relating to the investment strategy generally, investing in the Target Company will result in additional risks. These include:

(i)	Lack of active management over the Target Company. The Portfolio will have no voting right in the Target Company. The Portfolio may not be able to exercise control over the Target Company and the Portfolio’s ability to protect its investment therein may therefore be limited. The directors or other control persons of the Target Company may not owe fiduciary duties to the Portfolio.

(ii)	Limited lines of business. Investments in the Target Company, while often presenting greater opportunities for growth, may also entail larger risks than are customarily associated with investments in companies with more diversified lines of business. The Target Company may have more limited product lines, and may also face competition. As a result, it may be more vulnerable to general economic trends and to specific changes in markets and technology.

(iii)	Reliance on management of the Target Company. There can be no assurance that the management team of the Target Company will continue to successfully operate the Target Company.

(iv)	Reliance on financial reporting. Strategies implemented by the Portfolio may rely on the financial information made available by the Target Company in which the Portfolio invests. The Investment Manager will have no ability to independently verify the financial information disseminated by the Target Company and is dependent upon the integrity of both the management of the Target Company and the financial reporting process in general. Recent events have demonstrated the material losses which investors can incur as a result of corporate (as well as government agency) mismanagement, fraud and accounting irregularities.

(v)	Privatization. The Target Shares of the Target Company are listed on NASDAQ for now and it’s the Target Company’s intention to delist itself from NASDAQ. There can be no assurance that the Privatization of the Target Company will never be suspended or terminated. Before the Privatization is completed, the investment made in a specific group of securities is exposed to the universal risks of the securities market. However, there can be no guarantee that losses equivalent to or greater than the overall market will not be incurred as a result of investing in the Target Shares by the Portfolio.

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(vi)	Illiquidity. After the completion of the Privatization of the Target Company, if the shares of the Target Company held by the Portfolio, whether directly or indirectly, have not been disposed of by the Portfolio in a timely manner, such investment may carry a significantly higher risk of investment loss than investing in quoted or IPO securities. The risk factor includes but is not limited to, illiquidity because of a lack of a secondary market. The shares of the Target Company will be unlisted securities and such investment may be illiquid. The market for relatively illiquid securities tends to be more volatile than the market for more liquid securities. Illiquidity may cause wide spreads between the bid and offer prices of securities, which may in turn have an impact on the value of the Portfolio. Investment in the Target Company’s shares after Privatization may restrict the ability of the Portfolio to dispose of its investments at a price and time that it wishes to do so.

(h)	Overall investment risk. All investments of the Portfolio risk the loss of capital. The nature of the securities to be purchased and traded by the Portfolio and the investment techniques and strategies to be employed in an effort to increase profits may increase this risk. Many unforeseeable events, including actions by various government agencies, and domestic and international political events, may cause sharp market fluctuations. Changes in the macroeconomic environment, including, for example, interest rates, inflation rates, industry conditions, competition, technological developments, political events and trends, changes to tax laws, currency exchange rates, regulatory policy, employment and consumer demand and innumerable other factors, can substantially and adversely affect the performance of an investment of the Portfolio. None of these conditions will be within the control of the Investment Manager and there can be no assurance that the Portfolio will not incur losses.

(i)	Tax considerations. Where the Portfolio invests, albeit indirectly, in securities that are not subject to withholding tax at the time of acquisition, there can be no assurance that tax may not be withheld in the future as a result of any change in applicable laws, treaties, rules or regulations or the interpretation thereof. The Portfolio may not be able to recover such withheld tax and so any such change could have an adverse effect on the net asset value. Where the Portfolio sells securities short that are subject to withholding tax at the time of sale, the price obtained will reflect the withholding tax liability of the purchaser. In the event that in the future such securities cease to be subject to withholding tax, the benefit thereof will accrue to the purchaser and not to the Portfolio.

11.3	Risks associated with the business of the Target Company

(a)	Reliance on relevant products. The Target Company’s battery products are largely used to power various portable electronic devices and since the Target Company has invested in development of new products and also acquired an equity ownership in Huizhou Yipeng Energy Technology Co. Ltd., an electric vehicle (EV) power battery system solutions provider, the operation of the Target Company is substantially tied to EV and portable electronic devices markets. However, the current global economic downturn may weaken the growth of these relevant markets, and the company is and will continue to be subject to declining average selling prices of consumer electronic devices, which may harm the Target Company’s results of operations.

(b)	Reliance on certain customers. The Target Company anticipates that a limited number of customers will continue to contribute to a significant portion of the Target Company’s net sales in the future. Maintaining the relationships with these significant customers is vital to the expansion and success of the Target Company’s business, as the loss of a major customer could expose the Target Company to risk of substantial losses. The Target Company’s sales and revenue could decline and the Target Company’s results of operations could be materially adversely affected if one or more of these significant customers stops or reduces its purchasing of the Target Company’s products, or if the Target Company fails to expand the Target Company’s customer base for the Target Company’s products.

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(c)	Working capital. A substantial portion of the Target Company’s working capital consists of accounts receivable from customers. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, the Target Company’s business, results of operations or financial condition could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. In addition, maintaining and expanding the Target Company’s manufacturing operations requires significant capital expenditures, and the Target Company’s inability to maintain and expand the Target Company’s operations would have a materially adverse impact on the ability to generate revenue.

(d)	Material supply. The Target Company uses a broad range of materials and supplies, including metals, chemicals and other electronic components. A significant disruption or fluctuations in costs of raw materials could decrease production and increase the operating costs. If the Target Company could not procure the components from other sources, it would not be able to meet the production schedules for some of the key products and to ship such products to customers in a timely fashion, which would adversely affect the Target Company’s sales, margins and customer relations.

(e)	Competition risk. The market for the Target Company’s products and services is very competitive and subject to rapid technological change. Many of the Target Company’s competitors are larger and have significantly greater assets, name recognition and financial, personnel and other resources. As a result, the Target Company’s competitors may be in a stronger position. If the Target Company is not able to increase its manufacturing output and reduce the unit production costs, it may not be able to maintain the competitive position in the battery industry, which in turn could potentially harm the Target Company’s performance.

(f)	Influence from the PRC government. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The Target Company’s ability to operate in China may be harmed by changes in relating laws and regulations, for example, if the Target Company’s land use rights are revoked or not renewed, the Target Company would be forced to relocate operations. Also, the scope of the Target Company’s business license in China is limited, and the Target Company may not expand or continue the Target Company’s business without government approval and renewal, respectively. Moreover, the central or local governments of the jurisdictions in which the Target Company operates may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the Target Company’s part to ensure the Target Company’s compliance with such regulations or interpretations. Moreover, under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without advance notice.

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This list of risk factors does not purport to be complete. Nor does it purport to be an entire explanation of the risks involved in an investment in the Portfolio. A potential investor should read this Memorandum in its entirety as well as consult with its own legal, tax and financial advisers before deciding to invest in the Portfolio.

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12. Conflicts of Interest

12.1	General

The Directors, the Investment Manager, the Investment Advisor and any prime broker, custodian or broker appointed by or in respect of the Company, and their respective directors, officers and employees may, from time to time, act as director, promoter, manager, investment manager, investment adviser, registrar, administrator, transfer agent, trustee, custodian, broker, distributor or placing agent to, or be otherwise involved in, other collective investment schemes which have similar investment objectives to those of the Portfolio. Similarly, one or more of them may provide discretionary fund management or ancillary administration, custodian or brokerage services to investors with similar investment objectives to those of the Portfolio. Consequently, any of them may, in the course of their business, have potential conflicts of interests with respect to the Portfolio. Each will at all times have regard to its obligations to the Company in respect of the Portfolio and will endeavour to resolve such conflicts fairly.

12.2	Investment Manager

(a)	The Controlling Person of the Target Company is also the sole director and sole shareholder of the Investment Manager. The investment decisions of the Investment Manager or the Controlling Person may disadvantage the Portfolio in certain situations.

(b)	The Investment Manager and its Affiliates may manage the assets of individual accounts or other investment funds (collectively the Manager Clients), in which the Portfolio has no interest. In addition, the Investment Manager and its Affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment companies, private investment companies or other investment vehicles in which the Portfolio will have no interest.

(c)	The Investment Manager or its Affiliates may, in its reasonable discretion, determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Manager Client or for themselves or their respective officers, directors, partners, members or employees, but not for the Portfolio. Situations may arise in which the Investment Manager or its Affiliates or Manager Clients have made investments that would have been suitable for investment by the Portfolio but, for various reasons, were not pursued by, or available to, the Portfolio. The investment activities of the Investment Manager or its Affiliates and any of their respective officers, directors, partners, members or employees may disadvantage the Portfolio in certain situations, if, among other reasons, the investment activities limit the ability of the Portfolio to invest in an investment vehicle.

(d)	The officers or employees of the Investment Manager and its Affiliates may engage in substantial activities other than on behalf of the Portfolio and may have conflicts of interest in allocating their time and activity between the Portfolio and the Manager Clients. The Investment Manager and its officers and employees will devote so much of their time to the affairs of the Portfolio as in their judgment is necessary and appropriate.

(e)	From time to time, the Investment Manager may come into possession of non-public information concerning specific companies even though internal structures are in place to prevent the receipt of such information. Under applicable securities laws, this may limit the Portfolio's flexibility to buy or sell portfolio securities issued by such companies. The Portfolio's investment flexibility may be constrained as a consequence of the Investment Manager's inability to use such information for investment purposes.

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(f)	The Investment Manager will discuss the conflicts of interest with the Company and the Class C2 Shareholders. The Investment Manager shall be subject to the Company’s instruction in dealing with such conflicts of interest.

12.3	Investment Advisor

(a)	The Investment Advisor and its Affiliates may provide investment advisory services to other individual accounts or investment funds (collectively the Advisor Clients), in which the Portfolio has no interest. In addition, the Investment Advisor and its Affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment companies, private investment companies or other investment vehicles in which the Portfolio will have no interest.

(b)	The Investment Advisor or its Affiliates may, in its reasonable discretion, determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Advisor Client or for themselves or their respective officers, directors, partners, members or employees, but not for the Portfolio. Situations may arise in which the Investment Advisor or its Affiliates or Advisor Clients have made investments that would have been suitable for investment by the Portfolio but, for various reasons, were not pursued by, or available to, the Portfolio. The investment activities of the Investment Advisor or its Affiliates and any of their respective officers, directors, partners, members or employees may disadvantage the Portfolio in certain situations, if, among other reasons, the investment activities limit the ability of the Portfolio to invest in an investment vehicle.

(c)	The officers or employees of the Investment Advisor and its Affiliates may engage in substantial activities other than on behalf of the Portfolio and may have conflicts of interest in allocating their time and activity between the Portfolio and Advisor Clients. The Investment Advisor and its officers and employees will devote so much of their time to the affairs of the Portfolio as in their judgment is necessary and appropriate.

(d)	The Investment Advisor may contract with entities that provide certain technology, research, consulting and other services that may have employees, principals and officers affiliated with, or in common with, the Investment Advisor. These entities may be paid out of the soft dollars of the Portfolio.

(e)	The Investment Advisor and its Affiliates or Advisor Clients may have an interest in an account or investment vehicle advised by, or enter into relationships with, the Investment Advisor or its Affiliates on terms different, and potentially more favorable, than an interest in such account or investment vehicle held by the Portfolio. In addition, the Investment Advisor may receive research products and services in connection with the brokerage services that the Investment Advisor and its Affiliates may provide from time to time to one or more Advisor Clients.

(f)	From time to time, the Investment Advisor may come into possession of non-public information concerning specific companies although internal structures are in place to prevent the receipt of such information. Under applicable securities laws, this may limit the Portfolio's flexibility to buy or sell portfolio securities issued by such companies. The Portfolio's investment flexibility may be constrained as a consequence of the Investment Advisor's inability to use such information for investment purposes.

(g)	The Investment Advisor may advise the Portfolio to transact with its Affiliate or Advisor Clients such as purchasing assets from or selling assets to them, provided that the Investment Advisor will advise such transactions on an arm’s length basis.

(h)	The Investment Advisor will discuss the above conflicts of interest with any prospective investors or the Shareholders upon request. These activities and conflicts of interest are explicitly acknowledged and consented to by each investor as a necessary condition to the subscription of Participating Shares. Consent to the foregoing is an integral part of the consideration of each investor’s subscription for Participating Shares.

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12.4	Directors

At all times, so far as practicable, the Directors will have regard to their obligations to act in the best interests of the Company and will seek to ensure that any conflict of interest is resolved fairly concerning their fiduciary duties as the directors of the Company.

(a)	A Director may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Director will not be liable to account to the Company for any profit he derives from such a transaction or arrangement provided the nature and extent of any material interest has been disclosed to the other Directors.

(b)	A Director who has an interest in any particular business to be considered at a meeting of the Directors may be counted for the purpose of determining whether the meeting is duly constituted and may vote at such meeting provided that the interest has been disclosed.

(c)	At all times, so far as practicable, the Directors will have regard to their obligations to act in the best interests of the Company and will seek to ensure that any conflict of interest is resolved fairly.

(d)	Save as disclosed in this Memorandum, no Director has any interest, direct or indirect, in the promotion of, or in any assets which are proposed to be acquired, disposed of by or leased to, the Company. Save as disclosed in this Memorandum, no Director has a material interest in any contract or arrangement entered into by the Company which is unusual in nature or conditions or significant in relation to the business of the Company, nor has any Director had such an interest since the Company was incorporated.

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13. Taxation

13.1	General

(a)	The following is based on the Company’s understanding of certain aspects of the law and practice currently in force in the Cayman Islands and Hong Kong. The comments below are based on laws, regulations, guidelines, published administrative rulings and judicial decisions currently in effect, all of which may change or be subject to different interpretations, possibly with retroactive effect. Any such changes could adversely affect the comments made below. There can be no guarantee that the tax position at the date of this Memorandum or at the time of an investment will endure indefinitely.

(b)	In view of the number of different jurisdictions where local laws may apply to Shareholders, the comments below do not address the tax consequences to potential investors of the purchase, ownership and disposition of Participating Shares. Prospective investors are urged to consult their own tax advisers in determining the possible tax consequences to them under the laws of the jurisdictions of which they are citizens, residents or domiciliaries, jurisdictions in which they conduct business and jurisdictions in which they purchase, hold, redeem or dispose of Participating Shares. The comments below do not constitute tax advice.

13.2	Cayman Islands

(a)	The Company is not subject to any income, withholding or capital gains taxes in the Cayman Islands.

(b)	Shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their Participating Shares and dividends received on those Participating Shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

(c)	The Company is registered as an "exempted company" limited by shares pursuant to the Companies Law. The Company may apply for an undertaking from the government of the Cayman Islands to the effect that, for a period of twenty years from the date of such undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to the Shareholders thereof, in respect of any such property or income.

(d)	There are no exchange controls in the Cayman Islands.

13.3	Hong Kong

(a)	The Company has not registered, and does not intend to register, a branch in Hong Kong pursuant to Part XI of the Companies Ordinance of Hong Kong. It is not intended that the Company will have any place of business in Hong Kong. However, the Company may be considered to be carrying on a business in Hong Kong by virtue of the activities of the Investment Manager or the Investment Advisor. As such no assurance can be given that the Company will not be considered by the Hong Kong Inland Revenue Department to be subject to Hong Kong profits tax.

(b)	Hong Kong imposes profits tax at a flat rate of 16.5 per cent on incorporated persons, such as the Company, on profits which arise in or are derived from Hong Kong, from the carrying on of a trade, business or profession in Hong Kong. Capital gains derived from the sale of investments are not generally considered to be profits for Hong Kong tax purposes and thus are not subject to any Hong Kong tax. However, gains which are considered to be derived from a trading activity, as opposed to mere investment activity, carried on in Hong Kong may potentially be subject to Hong Kong profits tax.

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(c)	Under the Inland Revenue Ordinance of Hong Kong (the Ordinance), as amended by the Inland Revenue (Profits Tax Exemption for Funds) (Amendment) Ordinance 2019 which came into operation on 1 April 2019, certain profits of certain funds (as defined in the Ordinance) may be exempted from payment of profits tax, provided that the specific requirements under the Ordinance are met and subject always to certain qualifications and tests as provided in the Ordinance. However, no assurance can be given that the Company may be able to avail itself of such profits tax exemption under the Ordinance.

(d)	The Ordinance, however, contains certain anti-avoidance and “round-tripping” provisions, pursuant to which certain assessable profits of a fund or assessable profits of special purpose entities held by the fund may be regarded as assessable profits of resident persons of Hong Kong. This is notwithstanding the fact that the fund is itself exempted and irrespective of whether the person has received or will receive (whether directly or indirectly) from the fund concerning any money or other property representing the profits of the fund for the relevant year of assessment. These deeming provisions may apply, inter alia, if, in a year of assessment commencing on or after 1 April 2019, a resident person either alone or jointly with any of the person’s associates (whether a resident person of Hong Kong or not) holds or is interested in 30 per cent or more of the beneficial interest in the relevant fund.

(e)	The register of Shareholders will be maintained outside Hong Kong. Accordingly the Participating Shares will not constitute Hong Kong stock for the purposes of the Stamp Duty Ordinance of Hong Kong and a charge to Hong Kong stamp duty should not arise on the redemption or transfer of any Participating Shares.

13.4	Other jurisdictions

It is possible that certain dividends, interest and other income received by the Company in respect of the Portfolio from sources within certain countries may be subject to withholding taxes imposed by such countries. The Company may also be subject to capital gains taxes or other taxes in some of the countries where it purchases and sells securities or otherwise conducts business. It is impossible to predict in advance the rate of tax that will be paid since the amount of the assets of the Portfolio to be invested in various countries is uncertain. For more details, please consult your own tax advisor.

13.5	Compliance with automatic exchange of information legislation

(a)	US Foreign Account Tax Compliance Act

(i)	The US Foreign Account Tax Compliance Act and sections 1471 through 1474 of the US Internal Revenue Code (collectively referred to as FATCA) requires certain “Foreign Financial Institutions”, including the Company, to report on assets held by US person. Failure to do so could result in the Foreign Financial Institution being subject to a withholding tax (currently at the rate of 30 per cent) on certain payments. Payments subject to withholding under these rules generally include gross US-source dividend and interest income, gross proceeds from the sale of property that produces dividend or interest income from sources within the US and certain other payments made by or through “Participating Foreign Financial Institutions” to “recalcitrant account holders” and “Non-participating Financial Institutions” (so called “foreign pass thru payments”).

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(ii)	The Cayman Islands Government has entered into a Model 1 intergovernmental agreement with the United States (the US IGA) and implemented domestic regulations (the Cayman US FATCA Regulations) to facilitate compliance with FATCA. The US IGA provides that Cayman Islands Financial Institutions, including the Company, which comply with the Cayman US FATCA Regulations (and through them the US IGA) will be treated as satisfying the due diligence and reporting requirements of FATCA and accordingly will be “deemed compliant” with the requirements of FATCA. To comply with its obligations under the Cayman US FATCA Regulations, the Company will be required to identify whether Participating Shares are held directly or indirectly by “Specified US Persons” (as defined in the US IGA) and report information on such Specified US Persons to the Cayman Islands Tax Information Authority (the Cayman TIA). The Cayman TIA will in turn report relevant information to the United States Internal Revenue Service (IRS). If the Company is not able to comply with its reporting requirements under the US IGA (whether due to a failure of one or more Shareholders to provide adequate information or otherwise), the Company could be deemed to be a “Non-participating Financial Institution” as a result of “significant non-compliance”. In such a situation the withholding tax under FATCA could be imposed on US-sourced amounts paid to the Company.

(b)	OECD Common Reporting Standard requirements regarding tax reporting

(i)	The “Common Reporting Standard” (CRS) was developed by the OECD to be an international standard for the automatic exchange of financial account information between relevant jurisdictions. Jurisdictions committed to the CRS (each a Participating Jurisdiction) will either be a signatory to the multi-lateral competent authority agreement (MCAA) or will sign bilateral competent authority agreements with certain other Participating Jurisdictions.

(ii)	Under the MCAA (or the relevant bilateral agreement), Participating Jurisdictions will become Reportable Jurisdictions once they have implemented appropriate domestic legislation, put in place the necessary administrative and IT infrastructure (both to collect and exchange information and to protect confidentiality and safeguard data) and provided the necessary notifications for exchange. Participating Jurisdictions will have to collect and exchange relevant information with relevant Reportable Jurisdictions.

(iii)	The Cayman Islands Government is a signatory to the MCAA and has implemented CRS through the Tax Information Authority (International Tax Compliance) (Common Reporting Standards) Regulations (2018 Revision) (the CRS Regulations). Under the CRS Regulations, the Company will be required to make an annual filing to the Cayman TIA in respect of Shareholders who are tax resident in a Reportable Jurisdiction and/or whose “Controlling Persons” are tax resident in a Reportable Jurisdiction (unless one or more of the limited exemptions in the CRS Regulations apply).

(iv)	The list of Reportable Jurisdictions for the Cayman Islands is available on the Cayman TIA website at http://www.tia.gov.ky/pdf/CRS_Legislation.pdf.

(c)	Implications for Shareholders

(i)	In order to comply with the US IGA, the MCAA (or any relevant bilateral agreement) and the relevant domestic legislation (collectively AEOI Legislation), the Company may be required to disclose certain confidential information provided by Shareholders to the Cayman TIA, which in turn will report the information to the relevant foreign fiscal authority. In addition, the Company may at any time require a Shareholder to provide additional information and/or documentation which the Company may be required to disclose to the Cayman TIA.

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(ii)	If a Shareholder does not provide the requested information and/or documentation, whether or not that actually leads to compliance failures by the Company, or a risk of the Company being subject to any withholding tax or other liability or being required to withhold amounts from distributions to be made to any Shareholder, the Company may take any action and/or pursue any remedy at its disposal. Such action or remedy may include the compulsory redemption of some or all of the Participating Shares held by the Shareholder concerned or the conversion of such Participating Shares into Participating Shares of another Class.

(iii)	To the extent the Company incurs any costs or suffers any withholding as a result of a Shareholder’s failure, or is required by law to apply a withholding against the Shareholder, it may set off such amount against any payment otherwise due from the Company to the Shareholder or may allocate such amount to the Participating Shares held by such Shareholder. No Shareholder affected by any such action or remedy shall have any claim against the Company for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Company in order to comply with the AEOI Legislation.

(iv)	Shareholders are encouraged to consult their own advisors regarding the possible application of the AEOI Legislation and the potential impact of the same, on their investment in the Portfolio.

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14. Additional Information

14.1	Regulation

(a)	The Company does not fall within the definition of a "mutual fund" in terms of the Mutual Funds Law until the Company Issues redeemable participating shares. If the Company issues redeemable participating share, whether attributable to this Portfolio or other segregated portfolios as the Company may from time to time create, the Company will register as a "mutual fund" in accordance with the Mutual Funds Law and be regulated in terms thereof, provided that the Company is not required to be licensed or employ a licensed mutual fund administrator since the minimum aggregate investment purchasable by a prospective investor in the Company is equal to or exceeds US$100,000 or its equivalent in any other currency.

(b)	In the event of registration as a regulated mutual fund, the Company would be subject to the supervision of CIMA. The Company would also be required to file this Memorandum and details of any changes that materially affect any information in this Memorandum with CIMA. The Company would also be required to file annually with CIMA accounts approved by an approved auditor, together with a return containing particulars specified by CIMA, within six months of its financial year end or within such extension of that period as CIMA may allow. A prescribed fee may also be required to be paid annually. For as long as the Company is not registered, it will not be subject to these regulatory requirements.

(c)	If the Company would be registered as a mutual fund, CIMA may, at any time, instruct the Company to have its accounts audited and to submit them to CIMA within such time as CIMA specifies. In addition, CIMA may require the Directors to give CIMA such information or such explanation in respect of the Company as CIMA may reasonable require to enable it to carry out its duty under the Mutual Funds Law.

(d)	If the Company would be registered as a mutual fund, CIMA shall, whenever it considers necessary, examine, including by way of onsite inspections or in such other manner as it may determine, the affairs or business of the Company for the purpose of satisfying itself that the provisions of the Mutual Funds Law and applicable anti-money laundering regulations are being complied with.

(e)	If the Company would be registered as a mutual fund, the Directors must give CIMA access to or provide at any reasonable time all records relating to the Company and CIMA may copy or take an extract of a record it is given access to. Failure to comply with these requests by CIMA may result in substantial fines on the part of the Directors and may result in CIMA applying to the court to have the Company wound up.

(f)	CIMA may take certain actions if it is satisfied that a regulated mutual fund:

(i)	is or is likely to become unable to meet its obligations as they fall due;

(ii)	is carrying on or is attempting to carry on business or is winding up its business voluntarily in a manner that is prejudicial to its investors or creditors;

(iii)	is not being managed in a fit and proper manner; or

(iv)	has persons appointed as Director, manager of officer that is not a fit and proper person to hold the respective position.

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(g)	The powers of CIMA include inter alia the power to require the substitution of Directors, to appoint a person to advise the Company on the proper conduct of its affairs or to appoint a person to assume control of the affairs of the Company. There are other remedies available to CIMA including the ability to cancel the registration of the Company and to apply to the court for approval of other actions.

14.2	Anti-Money Laundering

(a)	In order to comply with applicable legislation or regulations aimed at the prevention of money laundering and combating of terrorist financing (AML Regime), the Company is required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person, within or outside the jurisdiction.

(b)	Although certain due diligence exceptions may be available under the AML regime, the Company and the Investment Advisor on the Company's behalf, reserve the right to request such information as is necessary to verify the identity of a prospective investor (i.e. a subscriber or a transferee). Performance of the anti-money laundering functions has been delegated to the Investment Advisor pursuant to the Investment Advisory Agreement.

(c)	Any information obtained from the investor, or in relation to the investor, the Company or its business, may be disclosed by the Company or the Investment Advisor to third parties, within or outside the jurisdiction, including, inter alia, Affiliates, service providers and/or regulatory, legal, fiscal and administrative authorities, in the course of conduct of business of the Company or the Investment Advisor.

(d)	In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, the Company or the Investment Advisor on the Company’s behalf, may refuse to accept the application or forcibly redeem the subscriber’s position, in which case any funds received will be returned without interest in due course to the account from which they were originally debited, or dealt with by the Company or the Investment Advisor in compliance with the AML Regime.

(e)	The Company and the Investment Advisor on the Company's behalf, also reserve the right to refuse to make any redemption or dividend payment to a Shareholder if the Directors or the Investment Advisor suspect or are advised that the payment of redemption or dividend proceeds to such Shareholder may be non-compliant with the AML regime or any other applicable laws or regulations, or if such refusal is considered necessary or appropriate to ensure the compliance by the Company or the Investment Advisor with the AML Regime or any other applicable laws or regulations.

(f)	If any person resident in the Cayman Islands knows, suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (as amended) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (as amended) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of any restriction upon the disclosure of information imposed by law or otherwise.

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(g)	Cayman Islands

As part of the Company's responsibility for the prevention of money laundering, the Company and the Investment Advisor (including its affiliates, subsidiaries or Affiliates) will require a detailed verification of the applicant's identity and the source of payment. Depending on the circumstances of each application, a detailed verification might not be required where:

(i)	the applicant is a relevant financial business required to comply with the Anti-Money Laundering Regulations (2018 Revision) or is a majority-owned subsidiary of such a business; or

(ii)	the applicant is acting in the course of a business in relation to which a regulatory authority exercises regulatory functions and which is in a country listed by the Cayman Islands Anti-Money Laundering Steering Committee ("Equivalent Jurisdiction") or is a majority-owned subsidiary of such an applicant; or

(iii)	the applicant is a central or local government organisation, statutory body or agency of government in the Cayman Islands or an Equivalent Jurisdiction; or

(iv)	the applicant is a company that is listed on a recognised stock exchange and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership, or is a majority-owned subsidiary of such a company; or

(v)	the applicant is a pension fund for a professional association, trade union or is acting on behalf of employees of an entity referred to in sub-paragraphs (i) to (iv); or

(vi)	the application is made through an intermediary which falls within one of sub-paragraphs (i) to (v). In this situation the Company may rely on a written assurance from the intermediary which confirms (i) that the requisite identification and verification procedures on the applicant for business and its beneficial owners have been carried out; (ii) the nature and intended purpose of the business relationship; (iii) that the intermediary has identified the source of funds of the applicant for business; and (iv) that the intermediary shall make available copies of any identification and verification data or information and relevant documents.

(h)	Alternatively, if the subscription payment is remitted from an account (or joint account) held in the applicant's name at a bank in the Cayman Islands or a bank regulated in an Equivalent Jurisdiction, a detailed verification might not be required at the time of subscription. In this situation the Company may require evidence identifying the branch or office of the bank from which the monies have been transferred, verify that the account is in the name of the applicant and retain a written record of such details. However, a detailed verification will need to be carried out prior to any redemption.

(i)	The Company and the Investment Advisor reserve the right to request such information as is necessary to verify the identity of an applicant. In the event of delay or failure by the applicant to produce any information required for verification purposes, the Investment Advisor will refuse to accept the application and the subscription monies relating thereto.

(j)	If any person who is resident in the Cayman Islands (including the Investment Advisor) has a suspicion that a payment to the Company (by way of subscription or otherwise) contains the proceeds of criminal conduct that person is required to report such suspicion pursuant to the Proceeds of Crime Law (2018 Revision).

(k)	By subscribing, applicants consent to the disclosure by the Company and the Investment Advisor of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

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(l)	The Company will comply with applicable US anti-money laundering regulations. In addition, many jurisdictions are in the process of changing or creating anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies and many financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies (collectively Requirements) and the Company could be requested or required to obtain certain assurances from applicants subscribing for shares, disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the Company policy to comply with the Requirements to which it is or may become subject to and to interpret them broadly in favour of disclosure. Each applicant will be required to agree in the Subscription Agreement, and will be deemed to have agreed by reason of owning any Participating Shares, that it will provide additional information or take such other actions as may be necessary or advisable for the Company (in the sole judgment of the Company and/or Investment Advisor) to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise. Each applicant by executing the Subscription Agreement consents, and by owning any Participating Shares is deemed to have consented, to disclosure by the Company and its agents to relevant third parties of information pertaining to it in respect of the Requirements or information requests related thereto. Failure to honour any such request may result in redemption by the Company or a forced sale to another investor of such applicant's shares.

14.3	Beneficial Ownership Regime

(a)	The Company falls within the scope of the primary obligations under Part XVIIA of the Companies Law (Beneficial Ownership Regime) and is therefore subject to the requirements under Part XVIIA of the Companies Law relating to beneficial ownership registers. However, under section 245 of the Companies Law, certain corporate entities are exempt from the Part XVIIA requirements to establish and maintain a beneficial ownership register.

(b)	Unless certain exemption is applied to the Company pursuant to section 245 of the Companies Law, the Shareholders will be required to provide certain information and particulars to the Company as reasonably determined by the Directors. The Company will also be required from time to time to provide, on request, certain particulars to other Cayman Islands entities which are within the scope of the Beneficial Ownership Regime and which are therefore required to maintain beneficial ownership registers under the Beneficial Ownership Regime. It is anticipated that such particulars will generally be limited to the identity and certain related particulars of (i) any person holding (or controlling through a joint arrangement) a majority of the voting rights in respect of the Company; (ii) any person who is a member of the Company and who has the right to appoint and remove a majority of the board of directors of the Company; and (iii) any person who has the right to exercise, or actually exercises, dominant direct influence or control over the Company.

14.4	Sanctions

(a)	The Company is subject to laws that restrict it from dealing with entities, individuals, organisations and/or investments which are subject to applicable sanctions regimes.

(b)	Accordingly, the Company will require the subscribers to represent and warrant, on a continuing basis, that it is not, and that to the best of its knowledge or belief its beneficial owners, controllers or authorised persons (Related Persons) (if any) are not: (i) named on any list of sanctioned entities or individuals maintained by the US Treasury Department's Office of Foreign Assets Control (OFAC) or pursuant to European Union (EU) and/or United Kingdom (UK) Regulations (as the latter are extended to the Cayman Islands by Statutory Instrument), (ii) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the EU and/or the UK apply, or (iii) otherwise subject to sanctions imposed by the United Nations, OFAC, the EU or the UK (including as the latter are extended to the Cayman Islands by Statutory Instrument) (collectively, a Sanctions Subject).

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(c)	Where the subscriber or a Related Person is or becomes a Sanctions Subject, the Company may be required immediately and without notice to the subscriber to cease any further dealings with the subscriber and/or the subscriber's interest in the Company until the subscriber ceases to be a Sanctions Subject, or a licence is obtained under applicable law to continue such dealings (a Sanctioned Persons Event). Neither the Company, the Directors, the Investment Advisor and the Administrator shall have any liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the subscriber as a result of a Sanctioned Persons Event.

(d)	In addition, should any investment made on behalf of the Company subsequently become subject to applicable sanctions, the Company may immediately and without notice to the subscriber cease any further dealings with that investment until the applicable sanctions are lifted or a license is obtained under applicable law to continue such dealings.

14.5	Requests for information

The Company, or any of its respective directors or agents domiciled in the Cayman Islands, may be compelled to provide information, subject to a request for information made by a regulatory or governmental authority or agency under applicable law; for example by CIMA, either for itself or for a recognised overseas regulatory authority, or by the Tax Information Authority, under the Tax Information Authority Law (as amended) and associated regulations, agreements, arrangements and memoranda of understanding. Disclosure of confidential information under such laws shall not be regarded as a breach of any duty of confidentiality and, in certain circumstances, the Company, or any of its respective directors or agents, may be prohibited from disclosing that the request has been made.

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15. Financial Information and Notices

15.1	Financial year

The first financial year of the Portfolio begins immediately from the Merger Closing Date and ends on 31 December 2019, and each subsequent financial year begins on 1 January of that year and ends on 31 December of that year.

15.2	Financial statements

The financial statements of the Portfolio will be presented in the Dealing Currency and prepared in accordance with the Accounting Standard, unless the Directors otherwise deem appropriate.

15.3	Notices and Shareholder’s informational rights

(a)	The Investment Manager will, by itself or cause its Affiliates to:

(i)	report to the Shareholders such information with regard to the progress, schedule, closing, suspension or termination of the Merger Transaction and the Privatization on a timely ongoing basis;

(ii)	provide to the Shareholders the copies of books and records (including tax records and tax and accounting working papers) of the Target Group; and

(iii)	furnish the Shareholders with such information concerning the Target Group’s business, properties, contracts, assets, liabilities, personnel and other data, analyses, projections, plans and information that the shareholders of the Target Group are entitled to or entitled to request pursuant to the constitutional documents of the Target Group.

(b)	The Investment Manager will, inform all the Shareholders of any of the following event in writing within a reasonable period of time:

(i)	extension of the term of the Portfolio; and

(ii)	termination of the Portfolio.

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16. Confidential Obligation

Each Shareholder will be required to acknowledge and undertake to maintain the confidentiality of any and all the information and documents (the Confidential Information) received by it from the Company and the Investment Manager. Each Shareholder undertakes not to disclose any such confidential information received by it without the prior written consent of the Company and/or the Investment Manager (using the same degree of care to protect its own confidential information), provided that the Shareholder may disclose such information:

(a)	if such disclosure is made to its directors, shareholders, members, partners, employees or service providers to the extent necessary to be in compliance with the Subscription Agreement, this Memorandum and the Articles;

(b)	if such disclosure is required by any applicable law (including without limitation, 17 CFR § 240.13d-1 and 17 CFR § 240.13e-3) and such Shareholder has communicated such requirement to the Company in advance and such disclosure genuinely reflects the concerns of all other parties; or

(c)	such information is already known to the recipient as evidenced by written records maintained in the ordinary course of its business or is generally available to the public at the time of disclosure.

The Shareholders acknowledge that the improper use or disclosure of the Confidential Information may cause losses, claims, damages, liabilities, expenses, fines or demands, actions, suits, or proceedings (the Losses) to the Company, the Director or the Investment Manager, and each Shareholder hereby indemnifies and holds harmless from and against the Company, the Director or the Investment Manager for any Losses caused by its improper use or disclosure of the Confidential Information.

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17. Amendment to this Memorandum

Subject to applicable law and the Articles, this Memorandum may be amended, supplemented or otherwise modified at any time as determined by the Directors in their reasonable discretion for the purpose of:

(a)	clarifying any inaccuracy or ambiguity or reconciling any inconsistency in its provisions, or as between the provisions of this Memorandum and the provisions of the Articles, or with respect to matters or questions arising under this Memorandum which are not inconsistent with the provisions of the Articles or this Memorandum;

(b)	complying with any law, rule, regulation directive, order, statute, ruling or opinion of any relevant regulator, court of competent jurisdiction, government or government entity applicable to the Company, the Portfolio or any of its service providers;

(c)	reflecting a change of location of the principal place of business of the Company;

(d)	reflecting and describing an amendment or supplement to, or other modification of, the terms of any agreement entered into by the Company (whether for itself or for the account of the Portfolio) and described herein, or reflecting and describing the terms of any agreement entered into by the Company (whether for itself or for the account of the Portfolio) following the date of this Memorandum;

(e)	changing this Memorandum in any manner that does not, in the opinion of the Directors, adversely affect the Shareholders in any material respect or that is required or contemplated by the provisions of the Articles or by any provisions of this Memorandum; or

(f)	making any other amendment, supplement or other modification similar to the foregoing that the Directors reasonably determine to be in the best interests of the Company and the Portfolio provided always that such amendment, supplement or other modification does not conflict with the terms of the Articles.

By subscribing for the Participating Shares, the Shareholders acknowledge, accept and agree that:

(a)	the terms of this Memorandum may be amended, supplemented or otherwise modified by the Directors in accordance with the foregoing criteria without any advance notification to, or consent of, the Shareholders; and

(b)	any amendments or supplements to, or other modifications of, this Memorandum effected by the Directors in accordance with the foregoing criteria shall be announced to the Shareholders following the adoption thereof.

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18. SIDE LETTERS

The Portfolio may from time to time enter into side letters with certain prospective or existing Shareholders whereby such Shareholders may be subject to terms and conditions that are more advantageous and/or different rights or benefits to those set out in this Memorandum.

A side letter with a prospective or existing Shareholder may, for example give that Shareholder some special or advantageous rights and interest, among others:

(a)	special rights to make future investments in the Portfolio, other investment vehicles or managed accounts;

(b)	rights to receive reports from the Portfolio on a more frequent basis or that include information not provided to other Shareholders (including, without limitation, more detailed information regarding portfolio positions);

(c)	rights to approve certain reserved matters in the operation and management of the Company;

(d)	a reduction or rebate in fees to be paid by the Shareholder, and

(e)	such other rights as may be negotiated by the Company and that Shareholder.

As a result of such side letters, subsequent Classes of participating shares in the Company may be issued by the Directors without the prior knowledge or approval of the existing Shareholder(s) to those who enjoy additional rights and benefits pursuant to the side letter which other Shareholders may not receive.

In certain instances, the exercise of the rights and benefits provided in any side letter may adversely impact the ability of existing Shareholders to exercise their own rights. By subscribing for Participating Shares, each Shareholder agrees that the Directors will not be required to notify them (or any or all of the other existing Shareholders) of either (i) any such side letters entered into at any time before the Shareholder subscribes for the Participating Shares or at any later date, or (ii) any of the rights and/or terms or contents of any side letter.

In addition, each Shareholder agrees that the Directors are not required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders.

The Directors may cause the Company to enter into such side letters with any person as the Directors may, subject to and in consistence with their legal obligations, determine in their sole and absolute discretion to the extent permitted by any applicable laws at any time. By subscribing for Participating Shares, each Shareholder agrees that it will have no recourse against the Directors personally, the Company, the Investment Manager and/or any of their Affiliates as a consequence of certain Shareholders receiving additional and/or different rights and/or terms set out in any side letters.

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19. General

19.1	The Company

(a)	The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law. Its constitution is defined in the Articles. The Company’s objects, as set out in its memorandum of association, are unrestricted and so include the carrying on of the business of an investment company.

(b)	All Shareholders are entitled to the benefit of, are bound by and are deemed to have notice of, the memorandum of association and articles of association of the Company. The liability of a Shareholder is limited to the amount, if any, unpaid on its Participating Shares. As Participating Shares may only be issued if they are fully paid, a Shareholder will not be liable for any debt, obligation or default of the Company beyond its investment in the Company.

19.2	Share capital of the Company

(a)	The Company has an authorised share capital of US$50,000 which is made up of 100 Management Shares of US$1.00 par value each and 4,990,000 participating shares of US$0.01 par value each which may be issued in respect of different segregated portfolios and in different classes.

(b)	The Directors are authorised under the Articles to resolve from time to time the segregated portfolio to which participating shares are attributable and the class to which participating shares are to be designated.

(c)	Subject to the provisions of the Articles and the Companies Law, the Company may increase or reduce its authorised share capital, divide all or any of its share capital into participating shares of a smaller amount or combine all or any of its share capital into participating shares of a larger amount.

(d)	The Articles provide that unissued participating shares are at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Directors may determine. All participating shares will be issued in registered form only.

(e)	There are no provisions under the laws of the Cayman Islands or under the Articles conferring pre-emption rights on the holders of participating shares or Management Shares. No capital of the Company is under option or agreed conditionally or unconditionally to be put under option.

19.3	Segregated portfolios

(a)	The Articles provide that the Directors may from time to time establish one or more segregated portfolios. Each segregated portfolio shall be separately designated by reference to a name that includes the words “Segregated Portfolio” or the letters “S.P.” or “SP”. The Directors shall identify:

(i)	each asset of the Company as either a general asset or a portfolio asset and, in the case of a portfolio asset, the segregated portfolio to which it is attributable;

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(ii)	each liability of the Company as being that of a creditor in respect of a particular segregated portfolio (a portfolio creditor) or a general creditor and in the case of a portfolio creditor, the segregated portfolio of which such person is a creditor.

(b)	The proceeds from the issue of participating shares of any class shall be applied to the segregated portfolio in respect of which the relevant class is issued. The assets and liabilities and income and expenditure attributable to that segregated portfolio shall be applied to such segregated portfolio and, subject to the provisions of the Articles, to no other segregated portfolio.

(c)	The assets held in each segregated portfolio shall be applied solely in respect of the liabilities of such segregated portfolio in accordance with the provisions of the Articles and the Companies Law. Any surplus assets in a segregated portfolio shall be held, subject to the provisions of the Articles and the Companies Law, for the benefit of holders of participating shares attributable to such segregated portfolio.

(d)	Liabilities of the Company which, in the opinion of the Directors, are attributable to a particular segregated portfolio shall be discharged from the assets of such segregated portfolio. If, in the opinion of the Directors a liability is fairly attributed to two or more segregated portfolios, such liability shall be allocated between such segregated portfolios on a pro rata basis. If, in the opinion of the Directors, any costs and expenses payable by the Company are fairly attributed to all segregated portfolio, such costs and expenses shall be allocated to all segregated portfolios on a pro rata basis. Such costs and expenses may include government registration fees, annual return fees, regulatory fees, costs and expenses, professional fees, service provider fees, the cost of insurance, taxes, fines and penalties and any other liabilities of a recurring nature necessarily incurred in maintaining the continued existence and good standing of the Company.

(e)	Income, receipts and other property acquired by the Company and not otherwise attributable to the segregated portfolios shall be applied to and comprise the general assets of the Company. Liabilities of the Company which are not otherwise attributable to or allocated to the segregated portfolio will be discharged from the general assets.

19.4	Rights of the Management Shares

(a)	The Management Shares are held by Essence International Financial Holdings (Hong Kong) Limited 安信國際金融控股(香港)有限公司.

(b)	The Management Shares do not participate in the profits and losses of the Company and carry no right to dividends. On the winding up of the Company, the holder of the Management Shares is only entitled to receive its paid-up capital of US$1.00 per Management Share. Management Shares are not redeemable.

(c)	Except as described under “Variation of rights attaching to a Class” below, the holder of the Management Shares has the right to vote (to the exclusion of the holders of the Participating Shares) in respect of all matters relating to the Company. However, the holder of the Management Shares may, at any time, resolve to relinquish irrevocably its right to appoint and remove Directors and in that event, such right will vest in the holders of the Participating Shares to be exercised by ordinary resolution (being a resolution passed by a majority of votes cast).

19.5	Rights of the Participating Shares

Participating Shares confer the following rights on Shareholders:

(a)	As to voting. The holders of Participating Shares have no right to vote except as described under “Variation of rights attaching to a Class” below and, if the holder of the Management Shares resolves to relinquish its right to appoint and remove the Directors, on any resolution to appoint or remove a Director.

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(b)	As to income. The holders of Participating Shares have the right to receive dividends declared in respect of the relevant Class. Participating Shares within each Class carry an equal right to such dividends as the Directors may declare.

(c)	As to redemption. The holders of Participating Shares have no right to redeem their Participating Shares at their options.

(d)	As to capital. The holders of Participating Shares have the right on the winding up or dissolution of the Company, to participate in the surplus assets of the Portfolio in proportion to the aggregate net asset value per Share of the Participating Shares held by each of them.

19.6	Variation of rights attaching to a Class

(a)	The rights attaching to Participating Shares of any Class, as described above, may only be varied with the consent in writing of Shareholders holding two-thirds of the Participating Shares of the Class affected by the proposed modification or with the sanction of a resolution passed at a meeting of the holders of Participating Shares of the Class affected by not less than two-thirds of the votes cast.

(b)	Seven days’ prior notice will be given of any meeting of the holders of Participating Shares of the relevant Class. The quorum will be one or more persons holding (or representing by proxy) not less than one-third of the issued Participating Shares of the relevant Class. The Directors may treat two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration. At any meeting, all voting will be on a poll and each holder who is present in person or by proxy will have one vote for every US$1.00 of the aggregate net asset value of the Participating Shares held.

(c)	Any resolution by the holder of the Management Shares to relinquish its right to appoint and remove Directors will not be deemed to modify the rights attaching to any Class.

19.7	Amendments to the Articles

Except as described under section 19.6 above, the holder of the Management Shares may, by special resolution, amend the Articles.

19.8	Winding up and termination

(a)	The Company may voluntarily commence to wind up and dissolve by a special resolution of the holder of the Management Shares.

(b)	The Articles provide that the business of the Company shall continue for so long as the Company holds assets, irrespective of whether the Directors have determined that the Company shall not acquire any further investments. Accordingly, the investments of the Company may be managed for the sole purpose of realising all investments in anticipation of the termination of the business of the Company (the Realisation). Unless the Directors consider it is in the best interests of the Company that it be placed into liquidation under the Companies Law, the Realisation shall be managed by the Directors, together with, if the Directors so determine, the Investment Manager. If the Directors determine that the Investment Manager is to manage the Realisation, the appointment of the Investment Manager will continue on the terms of the agreement then in force unless the Directors determine otherwise.

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19.9	General meetings

As a Cayman Islands exempted company, the Company is not required to hold annual general meetings of Shareholders.

19.10	Directors’ report

(a)	The Company does not have, nor since its incorporation has it had, any employees, nor is it expected to have any in the future.

(b)	Since its incorporation the Company has not been, nor is it currently, engaged in any litigation or arbitration. So far as the Directors are aware, no litigation or claim is pending or threatened against the Company.

19.11	Material contract

(a)	The Investment Management Agreement between the Company, on behalf of the Portfolio, and the Investment Manager pursuant to which the Investment Manager was appointed to provide certain investment management services in respect of the Portfolio, has been entered into which is or may be material.

(b)	The Investment Advisory Agreement between the Company, on behalf of the Portfolio, and the Investment Advisor pursuant to which the Investment Advisor was appointed to provide certain investment advisory services in respect of the Portfolio, has been entered into which is or may be material.

(c)	Such contracts are summarised in the section 4 “Management and Administration” above.

19.12	Documents available for inspection

Subject to any applicable confidentiality provisions, the following documents are available for inspection during normal business hours, on any day (except Saturdays, Sundays and public holidays) at the registered office of the Company:

(a)	the Articles;

(b)	the Companies Law; and

(c)	the most recent financial statements of the Portfolio.

Copies of these documents may be obtained free of charge from the Investment Manager.

19.13	Enquiries

Enquiries concerning the Portfolio and this offering (including information concerning subscription procedures) should be directed to the Directors and the Investment Manager at the address set out in the Directory.

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Exhibit A

Form of Investment Management Agreement

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Investment Management Agreement

Dated                             , 2019

(1)	Essence International Advanced Products and Solutions SPC

(2)	High Power Asset Management Inc.

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TABLE OF CONTENTS

CLAUSE	PAGE

1.	Interpretation	3
2.	APPOINTMENT AND ACCEPTANCE OF aPPOINTMENT	5
3.	duties and powers of the Investment Manager	5
4.	EXERCISE OF RIGHTS ATTACHED TO INVESTMENTS	6
5.	other duties of the Investment Manager	6
6.	Investment Manager’s undertakings	7
7.	REPRESENTATIONS AND WARRANTIES	8
8.	POWER OF DELEGATION	9
9.	HOLDING OF PORTFOLIO ASSETS	9
10.	FEES AND EXPENSES	10
11.	SEGREGATION OF LIABILITY AND LIMITED RECOURSE	10
12.	Conflicts of Interest	11
13.	DURATION AND TERMINATION	11
14.	CONFIDENTIALITY	12
15.	NOTICES	13
16.	ASSIGNMENT	13
17.	GENERAL	13
18.	GOVERNING LAW AND JURISDICTION	13

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THIS AGREEMENT IS MADE AND DELIVERED AS A DEED ON THE DATE FIRST ABOVE WRITTEN BETWEEN:

(1)	Essence International Advanced Products and Solutions SPC, an exempted company registered as a segregated portfolio company incorporated under the laws of the Cayman Islands having its registered office at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002, Cayman Islands (the "Company") acting on behalf of and for the account of Essence Growth Company Fund SP; and

(2)	High Power Asset Management Inc., an exempted company incorporated under the laws of the Cayman Islands whose registered office is at Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the "Investment Manager"),

(each a "party" and both the "parties").

WHEREAS

(A)	The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company under the laws of the Cayman Islands with registration number 312645. The Company established the Portfolio to achieve capital appreciation by making such investments in accordance with its Investment Objective pursuant to the Offering Memorandum.

(B)	The Investment Manager is registered as an “excluded person” pursuant to the Securities Business Investment Law of the Cayman Islands.

(C)	The Company desires to avail itself of the experience, sources of information, advice and assistance available to the Investment Manager and to have the Investment Manager perform discretionary investment management services for the Portfolio.

(D)	The Company, acting on behalf of and for the account of the Portfolio, wishes to appoint the Investment Manager, and the Investment Manager wishes to act as the discretionary investment manager of the Portfolio pursuant to the terms and conditions of this Agreement.

IT IS AGREED

1.	Interpretation

1.1	In this Agreement unless the context otherwise requires:

"Arbitration Rules"	has the meaning given to it in Clause 18.2(a);
"Change of Control"	has the meaning given to it in Clause 5.3(a)(ii);
“Constitutional Documents of the Target Group”	means the documents constituting and governing the members of the Target Group, including without limitation the memorandum and articles of association, any shareholder agreements or the other similar documents of each member of the Target Group;
"Directors"	means the directors of the Company for the time being;
"Investment Objective"	means the investment objective of the Portfolio as specified in the Offering Memorandum and subject to any applicable investment restrictions;
"Key Person Event"	has the meaning given to it in Clause 5.3(a)(i);
"Offering Memorandum"	means the private placement memorandum relating to the Portfolio of the Company and any accompanying application form or subscription agreement, as amended or restated from time to time;
"Management Committee"	means the committee established by the board of Directors for the Portfolio pursuant to the Articles of the Company, which has been authorized by the Directors to be in charge of and responsible for appointment, replacement and assessment of the Investment Manager;
“Material Default Event”	means a breach of any of the undertakings as set out in Clauses 6.2(b), 6.2(c) and 6.2(d);
"Portfolio"	means Essence Growth Company Fund SP, a segregated portfolio of the Company for which the Investment Manager provides discretionary investment management services pursuant to the terms of this Agreement;
"Portfolio Assets"	means the assets of the Company held within or on behalf of the Portfolio;

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1.2	In this Agreement unless otherwise stated:

(a)	words and expressions used in this Agreement but not defined have the same meanings as in the Offering Memorandum;

(b)	references to the Portfolio taking an action, such as entering into an agreement or making a payment, should be read as the Company (or the service provider to whom such responsibility has been delegated) taking such action on behalf of and for account of the Portfolio;

(c)	any reference to the Portfolio or the Investment Manager includes a reference to its or their duly authorised agents or delegates;

(d)	unless otherwise stated, references to time are to time in Hong Kong;

(e)	a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day, unless otherwise expressly provided;

(f)	"in writing" and "written" includes printing, type, telex, facsimile, electronic mail, photography and all other modes of representing or reproducing words in permanent visible form;

(g)	words importing the singular include the plural and vice versa, and words importing one gender include both genders and the neuter and vice versa;

(h)	references to “month”, “quarter” or “year/annum” are calendar month, quarter or year, and a month will be 30 calendar days, a quarter will be 3 months, and a year will be 365 calendar days, unless otherwise expressly provided;

(i)	references to a person includes an individual, body corporate, partnership, any other unincorporated body or association of persons, and any government or government agency;

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(j)	references to legislation or legislative provisions include any amendment, consolidation, extension or re-enactment from time to time, and any orders, regulations, instruments or other subordinate legislation made under that legislation or legislative provision;

(k)	headings are included herein for convenience only and shall not be deemed part of or used in construing this Agreement; and

(l)	the Annexes, if any, form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include such Annexes.

2.	APPOINTMENT AND ACCEPTANCE OF aPPOINTMENT

2.1	The Company agrees to appoint the Investment Manager, and the Investment Manager agrees to accept such appointment to act as the discretionary investment manager of the Portfolio in accordance with the terms and conditions of this Agreement, the provisions of the Offering Memorandum and the Articles, with effect from the date of this Agreement.

2.2	Notwithstanding the foregoing or anything to the contrary in this Agreement, the Investment Manager shall observe and comply at all times with the terms of this Agreement, the Offering Memorandum, the Articles and applicable laws.

2.3	The Company shall establish a Management Committee under its board of Directors. The Management Committee will be authorized by the Directors to be in charge of and responsible for:

(a)	the appointment and replacement of the Investment Manager;

(b)	assess the performance of the Investment Manager; and

(c)	determining subsistence or termination of this Agreement or any amendments to the terms and conditions herein, provided that the Management Committee is not authorised to determine any compensations or fees payable to the Investment Manager out of the assets of the Portfolio.

3.	duties and powers of the Investment Manager

3.1	The Investment Manager shall have full and complete discretion to manage, supervise and direct the investment, disposition and reinvestment of the Portfolio assets, subject to the terms of this Agreement, the Offering Memorandum, the Articles and applicable laws. In particular, the Investment Manager shall have full power and authority to determine and cause the Company to act with respect to :

(a)	the purchase, sale, exchange, conversion or other transactions whatsoever in any and all stocks, shares, bonds, cash held for investment, and other assets, contracts and rights in accordance with the Offering Memorandum;

(b)	implementing the Portfolio's investment program and strategy, continually managing and monitoring the investments of the Portfolio;

(c)	exercising or refraining from the exercise all voting rights and other rights, powers, privileges, options and warrants attaching to or conferred by the shares held by the Portfolio in the Target Group, whether directly or indirectly;

(d)	controlling the Target Group by appointing or replacing directors or senior managers for the Target Group and its members; and

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(e)	exercising such other powers or provide such other services as specifically provided in the Offering Memorandum and/or this Agreement.

3.2	In order to implement effective control of the Target Group:

(a)	the Investment Manager will cause the Company to designate one (1) person nominated by the Class C1 Shareholder and one (1) person nominated by the Class C2 Shareholders to consist of the board of directors of the Holding Vehicle and the Merger Subsidiary on or prior to the closing date of the Privatization;

(b)	after the closing date of the Privatization, subject to the shareholder agreements then in effect, the Investment Manager will procure at least one (1) person nominated by the Class C2 Shareholders to be the director of the Holding Vehicle and the Merger Subsidiary; and

(c)	the person nominated by the Class C2 Shareholders shall not be removed or replaced unless approved by Class C2 Ordinary Consent or all the Class C2 Shares are redeemed in accordance with the Offering Memorandum.

3.3	The powers, rights and authorities herein contained shall remain in full force and effect until revoked by termination of this Agreement as hereinafter provided, but such revocation shall not affect any liability in any way resulting from transactions entered into prior to such revocation.

3.4	Subject to this Agreement and the applicable laws, the Company shall act pursuant to the management decisions taken by the Investment Manager in accordance with this Agreement.

4.	EXERCISE OF RIGHTS ATTACHED TO INVESTMENTS

4.1	Any rights conferred by investments of the Portfolio shall be exercised in such manner as the Investment Manager may determine consistent with the Investment Manager's powers and obligations in this Agreement and the Offering Memorandum, and subject to the aforesaid, the Investment Manager may in its reasonable discretion refrain from the exercise of such rights.

5.	other duties of the Investment Manager

5.1	Record Keeping

The Investment Manager shall keep accurate and detailed books and records of all investments, receipts, disbursements and other transactions relating to the Portfolio properly and in line with all applicable statutory or non-statutory requirements, including without limitation, the Articles and the Companies Law (as amended) of the Cayman Islands.

5.2	Information Reporting

(a)	During the term of this Agreement, the Investment Manager shall by itself or cause its Affiliates to:

(i)	report to the Company and the Portfolio’ Shareholders such information with regard to the progress, schedule, closing, suspension or termination of the Privatization on a timely ongoing basis;

(ii)	provide to the Company and the Portfolio’ Shareholders the copies of books and records (including tax records and tax and accounting working papers) of the Target Group; and

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(iii)	furnish the Company and the Portfolio’ Shareholders with such information concerning the Target Group’s business, properties, contracts, assets, liabilities, personnel and other data, analyses, projections, plans and information that the shareholders of the Target Group is entitled to or entitled to request pursuant to the Constitutional Documents of the Target Group.

(b)	All information obtained by the Portfolio pursuant to this Clause 5.1 shall be kept confidential in accordance with the Clause 14.

(c)	To give effect of this Clause 5.1, the Investment Manager shall procure and maintain that the disclosure of information to the Company and the Portfolio’s Shareholders pursuant to this Clause 5.1 shall be permitted by the Constitutional Documents of the Target Group during the term of the Portfolio.

5.3	Key Person Event and Change of Control

(a)	The Investment Manager shall notify the Directors in writing as soon as practical but under no circumstance be later than three (3) Business Days, when it comes to the Investment Manager’s notice that:

(i)	the Controlling Person ceases to be the director of the Investment Manager or permanently incapacitated to devote his business time and attention to the affairs of the Investment Manager or the Target Group (the “Key Person Event”); and/or

(ii)	the Controlling Person ceases to hold 50% or more of the interests or votes of the Investment Manager, or lose the ability, either directly or indirectly, to direct or cause the direction of or to influence the direction of the management of the Investment Manager, whether through ownership of voting securities or by contract or otherwise (the “Change of Control”).

(b)	If any of the Key Person Event or the Change of Control occurs, the Company shall be entitled to terminate this Agreement in accordance with Clause 13.2.

6.	Investment Manager’s undertakings

6.1	The Investment Manager hereby acknowledges and undertakes to the Portfolio that it shall manage the investments of the Portfolio and the Portfolio Assets exclusively for the benefit of the Portfolio and its Shareholders, acting with reasonable care and skill in all circumstances.

6.2	Without limiting the generality of Clause 6.1, the Investment Manager shall:

(a)	seek best execution of transaction at all times taking into account all factors as it deems fit to settle the relevant transactions of the Portfolio in a timely way;

(b)	not violate or breach any applicable laws, the Offering Memorandum, this Agreement and the Constitutional Documents of the Target Group or otherwise impair or damage any rights or interests of the Portfolio or its Shareholders by any act or omission of the Investment Manager;

(c)	not conduct any fraud, gross negligence, bad faith and wilful misconduct;

(d)	not cause the statutory duties of any Company’s Directors be or to be breached by the acts and omissions of the Investment Manager in the course of managing the assets of the Portfolio;

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(e)	establish, implement and maintain proper and effective liquidity management policy and procedures in order to dispose the Portfolio Assets in a timely way for purpose of making distributions or payments when due pursuant to the Offering Memorandum;

(f)	require the Controlling Person or his Affiliates to purchase the Portfolio Assets for the purpose of making payments or distribution when due pursuant to the Offering Memorandum;

(g)	at all times exercise its powers and duties hereunder in accordance with and subject to the Investment Objective, the Offering Memorandum, this Agreement and the Articles for the best interest of the Portfolio; and

(h)	comply at all times with all applicable laws and regulations and the terms of all licenses, permissions, authorisations and consents necessary to enable it to perform its obligations under this Agreement.

6.3	In case when it comes to the Directors’ notice that the Investment Manager is in violation of its undertaking under any of Clauses 6.2(b), 6.2(c) or 6.2(d), the Company shall be entitled to terminate this Agreement in accordance with Clause 13.2.

7.	REPRESENTATIONS AND WARRANTIES

7.1	The Company, on behalf of and for the account of the Portfolio, hereby represents and warrants to the benefit of the Investment Manager as follows:

(a)	it is duly organized and validly existing and in good standing as an exempted company with limited liability under the laws of the Cayman Islands and has full power and authority to enter into this Agreement;

(b)	this Agreement has been duly authorized by all requisite action on the part of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

(c)	the Company is in possession of the required approval or authorisation to engage the services of the Investment Manager pursuant to this Agreement;

(d)	the Company is a segregated portfolio company incorporated under the laws of the Cayman Islands and operates the Portfolio independently and with the liability of the Portfolio legally separable from the other segregated portfolios of the Company;

(e)	the terms of this Agreement do not violate any obligation by which the Company is bound, whether arising by contract, operation of law or otherwise; and

(f)	it is not the subject of any regulatory or governmental actions, or any claims or investigations relating to any violation of any applicable law.

7.2	The Company shall notify the Investment Manager forthwith of any event or matter which would render any of the representations or warranties given in Clause 7.1 untrue, inaccurate or misleading as of the date they were given or as of any other date during the term of this Agreement.

7.3	The Investment Manager hereby represents and warrants to the benefit of the Company on behalf of and for the account of the Portfolio as follows:

(a)	it is duly organized and validly existing and in good standing in its jurisdiction of incorporation and is duly authorized to do business in all necessary jurisdictions;

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(b)	it has all requisite power and authority to execute and deliver and to carry out the terms of this Agreement, including registered and maintained as an “excluded person” under the Securities Investment and Business Law of the Cayman Islands (as amended);

(c)	it is in possession of the required permits and licenses to act as an investment manager (or relying on any exemption by any fling or registration) and to provide investment management services to the Portfolio pursuant to this Agreement;

(d)	this Agreement has been duly authorized by all requisite action on the part of the Investment Manager, has been duly executed and delivered by the Investment Manager and constitutes a legal, valid and binding obligation of the Investment Manager, enforceable against it in accordance with its terms;

(e)	the terms of this Agreement do not violate any obligation by which the Investment Manager is bound, whether arising by contract, operation of law or otherwise; and

(f)	it is not the subject of any regulatory or governmental actions, or any claims or investigations relating to any violation of any applicable laws;

(g)	it has reviewed the Offering Memorandum and the Articles and understood the Investment Objective for the Portfolio.

7.4	The Investment Manager shall notify the Company immediately of any event or matter which would render any of the representations or warranties given in Clause 7.1 untrue, inaccurate or misleading as of the date they were given or as of any other date during the term of this Agreement.

8.	POWER OF DELEGATION

8.1	Unless otherwise consented in writing by the Directors or permitted by this Agreement, the Investment Managers shall not:

(a)	delegate the whole or any part of its powers, duties, discretions and functions hereunder to any sub-manager, investment advisor or other person; or

(b)	engage any auditor, custodian or other service providers for the Portfolio.

8.2	Notwithstanding anything in Clause 8.1(a):

(a)	in the event that the Investment Manager exercises its power of delegation then it shall be responsible for the actions and/or omissions of any such delegate and shall be responsible for the remuneration, service fees and out-of-pocket expenses charged by any such delegate;

(b)	the Investment Manager shall remain liable for all the obligations expressed to be assumed by it hereunder notwithstanding any such delegation; and

(c)	the Investment Manager will report to the Company on any arrangement made with any sub-delegate, including the terms and conditions of such agreement.

9.	HOLDING OF PORTFOLIO ASSETS

9.1	The Portfolio Assets shall be:

(a)	held in the name of the Company acting on behalf of and for account of the Portfolio; or

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(b)	kept in the custody accounts opened with the Custodian in the name of the Portfolio,

save as those Portfolio Assets that are collateral to secure the borrowings of the Portfolio as permitted by the borrowing policy of the Portfolio pursuant to the Offering Memorandum.

10.	FEES AND EXPENSES

10.1	The Investment Manager will not be entitled to and the Portfolio will not be required to pay any consideration, remuneration or service fees, including without limitation any management fee or performance-linked fee, in respect of the investment management services provided by the Investment Manager to the Portfolio. The Investment Manager hereby acknowledges that the Investment Manager is a special purpose vehicle established and controlled by the Controlling Person and the interest of the Investment Manager has been fully compensated by retaining the control over the Target Group for and on behalf of the Controlling Person though acting as the discretionary investment manager for the Portfolio that will hold majority interest in the Target Group upon completion of Privatization.

10.2	The Investment Manager shall render its services hereunder at its own expense including, without limitation, the payment of the compensation of employees or personnel necessary for such services, office costs and other administrative and operational costs and expenses.

10.3	Except as expressly provided otherwise in this Agreement, or as otherwise agreed in writing between the Company and the Investment Manager, the Investment Manager shall bear all the costs and expenses arising out of the performance of its discretionary investment management responsibilities and duties hereunder and shall not be reimbursed by and from the Company or the Portfolio.

11.	SEGREGATION OF LIABILITY AND LIMITED RECOURSE

11.1	The Company and the Investment Manager acknowledge and agree that:

(a)	the Company is a segregated portfolio company incorporated with limited liability in the Cayman Islands in accordance with the provisions of the Companies Law (as amended) of the Cayman Islands; the Company is permitted to create and operate one or more segregated portfolios with the benefit of statutory segregation of assets and liabilities between each segregated portfolio such that the assets held by the Company on behalf of and for the account of the Portfolio will not be available to meet the liabilities of another segregated portfolio and the general liabilities of the Company (being the liabilities of the Company which are not incurred on behalf of and for the account of or otherwise attributable to any segregated portfolio of the Company);

(b)	the Company enters into this Agreement on behalf of and for the account of the Portfolio, and the benefits and liabilities of the Company arising out of or in connection with this Agreement shall be attributable to the Portfolio;

(c)	the Portfolio Assets shall only be available and used to meet liabilities of the Portfolio to its creditors and the Investment Manager shall therefor be entitled to have recourse only to the Portfolio Assets for such purpose;

(d)	the assets of other segregated portfolios of the Company and the Company’s general assets shall not be available for or used to meet liabilities to, and shall be absolutely protected from the Investment Manager in respect of the liabilities arising out of or in connection with this Agreement, and the Investment Manager shall not be entitled to have recourse to the assets attributable to other segregated portfolios of the Company and the general assets of the Company in respect of such liabilities;

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(e)	the Portfolio Assets having been liquidated and the net proceeds having been distributed, the Investment Manager and anyone acting on its behalf shall not be entitled to take any further steps against the Company to recover any sums due but still unpaid after such distribution, and all claims in respect of such sums due but still unpaid shall be extinguished thereafter and shall not revive;

(f)	under no circumstance shall the Investment Manager claim any lien, right of retention, security interest or set-off over the Company or any assets or moneys in it;

(g)	the Investment Manager shall not take any action to commence any case, proceedings, proposal or other action under any existing or further law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, arrangement, receivership in the name of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or the debts of the Company; and

(h)	the Company’s obligations are corporate obligations of the Company and that the Investment Manager shall not have any recourse against any of the directors, officers, shareholders or employees of the Company for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated hereby other than in respect of dishonesty or wilful misconduct.

12.	Conflicts of Interest

12.1	The Investment Manager hereby undertakes for the benefits of the Portfolio that:

(a)	the Investment Manager will devote sufficient time and best endeavours to render the services under this Agreement to the Portfolio;

(b)	the Investment Manager will, to the greatest extent, refrain from providing any similar or dissimilar services to other person (including any other collective investment scheme or managed portfolio) during the term of this Agreement;

(c)	subject to any other provisions of the Offering Memorandum and this Agreement, if the Investment Manager renders services to other person, it will disclose to the Directors any fact or thing which may come to the notice of the Investment Manager or any employee or agent of the Investment Manager in the course of the Investment Manager rendering similar services to others or in the course of its business in any other manner whatsoever otherwise than in the course of carrying out its duties hereunder and ensure that no services provided under this Agreement will be impaired thereby; and

(d)	in case of any existing or potential conflict of interest arises, the Investment Manager will discuss with the Directors as soon as practical and be subject to the Directors’ instruction in dealing with such conflicts of interest at all times.

12.2	Subject to Clause 12.1, the Investment Manager may retain for its own use and benefit any fees, commissions or other monies payable thereby pursuant to Clause 12.1(c).

13.	DURATION AND TERMINATION

13.1	This Agreement shall become effective on the date of this Agreement and shall continue in effect until terminated in accordance with Clause 13.2 or 13.3.

13.2	The Company may terminate this Agreement only if:

(a)	a Material Default Event occurs;

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(b)	a Key Person Event occurs; or

(c)	a Change of Control occurs.

13.3	This Agreement shall terminate automatically upon:

(a)	completion of the liquidation or termination of the Portfolio; or

(b)	completion of the winding up, liquidation or termination of the Investment Manager.

13.4	Upon termination of this Agreement, the Investment Manager shall promptly deliver to the Directors or as they shall direct, all portfolio reports, books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Company and the Portfolio in possession of or under the control of the Investment Manager.

13.5	The termination of this Agreement shall be without prejudice to accrued rights and liabilities and any provisions expressed to survive the termination hereof. The liability and indemnity provisions herein shall survive the termination of this Agreement.

14.	CONFIDENTIALITY

14.1	Unless otherwise provided in the Offering Memorandum or this Agreement, neither of the parties shall disclose to any person whatsoever during the continuance of this Agreement or after its termination, any information relating to the business, investments (including any potential or actual investments attributable to the Portfolio), finances or other matters of a confidential nature of the other party of which it may in the course of its duties hereunder become possessed and each party shall use all reasonable endeavours to prevent any such disclosure, except only in so far as such disclosure is:

(a)	made pursuant to an order of a court of competent jurisdiction or in compliance with the requirements of any governmental agency or authority, or any non-governmental authority exercising supervisory authority over banking or financial institutions or the securities industry;

(b)	otherwise required by applicable laws or regulations;

(c)	necessary for the proper performance of its services under this Agreement;

(d)	necessary for disclosure to each respective directors, members, partners, officers or employees;

(e)	necessary for effecting settlement and dealing with the services providers of the Portfolio;

(f)	necessary for the purpose of setting up foreign exchange facilities (but disclosure in this case shall be limited to credit and compliance departments of the banks);

(g)	after the information comes into the public domain in any manner other than by breach of this Clause 14;

(h)	of information obtained or available from a source other than from the other party without breaching any obligation of confidentiality; or

(i)	consented to in writing by the other party.

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14.2	If practicable and permitted, before the Investment Manager discloses confidential information under Clause 14.1(a) or 14.1(b) above it shall inform the Directors. The duties of the parties assumed under this Clause 14.1 shall survive termination of this Agreement.

15.	NOTICES

15.1	Any notice given hereunder shall be in writing, in the Chinese or English language, and shall be served by hand at or by being sent by prepaid post or email to the address of the other set out below. Any notice sent by email shall be deemed to be received immediately and any notice sent by prepaid post shall be deemed to have been received five (5) days after the date of posting.

To the Company

To the Investment Manager

16.	ASSIGNMENT

16.1	Neither party hereto shall be entitled to assign or otherwise part with any interest in this Agreement or any of its rights or obligations hereunder unless the prior written consent of the other party hereto has been obtained.

17.	GENERAL

17.1	The invalidity or unenforceability of any provision of this Agreement shall not prejudice or affect the validity or enforceability of the remainder.

17.2	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each of the parties to this Agreement.

17.3	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.4	The rights and remedies contained in this Agreement are cumulative and not exclusive of rights and remedies provided by law.

17.5	The relationship between the parties hereto does not constitute a partnership and nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto and none of them shall have any authority to bind the others as partners in any way.

17.6	Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement is not required for any amendment to, or variation, release, rescission or termination of this Agreement.

17.7	This Agreement may be executed in more than one counterpart, each of which shall, when taken together, constitute one agreement.

18.	GOVERNING LAW AND JURISDICTION

18.1	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

18.2	Each of the parties agrees that:

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(a)	any dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof shall be referred to the Hong Kong International Arbitration Centre and settled by arbitration in accordance with the Hong Kong International Arbitration Centre Administrated Arbitration Rule then in effect (the "Arbitration Rules") save as modified in this Agreement;

(b)	there shall be one arbitrator appointed in accordance with the Arbitration Rules;

(c)	any award made by the arbitration tribunal shall be final and binding on each of the parties that were parties to the dispute. The parties expressly agree to waive the applicability of any law that would otherwise give the right to appeal the decisions of the arbitration tribunal so that there shall be no appeal to any court of law for the award of the arbitration tribunal; and

(d)	judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for recognition and enforcement of the award, as the case may be.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the parties hereto have executed, delivered and sealed this agreement as a deed on the date and year first above written.

For and on behalf of
Essence International Advanced Products and Solutions SPC
on behalf of and for the account of
Essence Growth Company Fund SP

Executed, delivered and sealed as a deed by:

Signed by:
Name:
Title:	Director

In the presence of:

Signed by:

Name of witness:

Address:

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IN WITNESS WHEREOF the parties hereto have executed, delivered and sealed this agreement as a deed on the date and year first above written.

For and on behalf of
High Power Asset Management Inc.

Executed, delivered and sealed as a deed by:

Signed by:
Name:	Pan Dangyu 潘党育
Title:	Director

In the presence of:

Signed by:

Name of witness:

Address:

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